                                                                     EXHIBIT 4.3

                        IMPERIAL CREDIT INDUSTRIES, INC.

                                      AND

                           THE SUBSIDIARY GUARANTORS
                                  NAMED HEREIN



                                  $72,165,000


                      RESETTABLE RATE DEBENTURES, SERIES A

                                 _____________


                                   INDENTURE

                            DATED AS OF JUNE 9, 1997


                                 _____________


                       CHASE TRUST COMPANY OF CALIFORNIA

                                    TRUSTEE

                               TABLE OF CONTENTS

                                                                         PAGE
                                                                         ----
                                   ARTICLE 1
                         DEFINITIONS AND INCORPORATION
                                  BY REFERENCE
   Section 1.01      Definitions                                          1
   Section 1.02      Other Definitions................................   24
   Section 1.03      Incorporation by Reference of Trust Indenture Act   25
   Section 1.04      Rules of Construction............................   26

                                   ARTICLE 2
                                 THE DEBENTURES
   Section 2.01      Form and Dating..................................   26
   Section 2.02      Execution and Authentication.....................   28
   Section 2.03      Registrar and Paying Agent.......................   29
   Section 2.04      Paying Agent to Hold Money in Trust..............   30
   Section 2.05      Holder Lists.....................................   30
   Section 2.06      Transfer and Exchange............................   30
   Section 2.07      Replacement Debentures...........................   40
   Section 2.08      Outstanding Debentures...........................   41
   Section 2.09      Treasury Debentures..............................   41
   Section 2.10      Temporary Debentures.............................   42
   Section 2.11      Cancellation.....................................   42
   Section 2.12      Defaulted Interest...............................   42

                                   ARTICLE 3
                           REDEMPTION AND REMARKETING

   Section 3.01      Notices to Trustee..............................   43
   Section 3.02      Selection of Debentures to Be Redeemed..........   43
   Section 3.03      Notice of Redemption............................   43
   Section 3.04      Effect of Notice of Redemption..................   44
   Section 3.05      Deposit of Redemption Price.....................   44
   Section 3.06      Debentures Redeemed in Part.....................   45
   Section 3.07      Optional Redemption.............................   46
   Section 3.08      Special Mandatory Redemption....................   47
   Section 3.09      Special Event Redemption; Shortening of Maturity   47
   Section 3.10      Tax Opinion Redemption..........................   48
   Section 3.11      Transfer Restricted Security Redemption.........   48
   Section 3.12      Remarketing.....................................   49

                                                                           PAGE
                                                                           ----

                                   ARTICLE 4
                                   COVENANTS

   Section 4.01       Payment of Debentures...............................   51
   Section 4.02       Maintenance of Office or Agency.....................   53
   Section 4.03       Compliance Certificate..............................   54
   Section 4.04       Taxes                                                  55
   Section 4.05       Stay, Extension and Usury Laws......................   55
   Section 4.06       Change of Control...................................   55
   Section 4.07       Asset Sales                                            57
   Section 4.08       Restricted Payments.................................   59
   Section 4.09       Incurrence of Indebtedness and Issuance of Preferred
                      Stock...............................................   61
   Section 4.10       Liens...............................................   63
   Section 4.11       Dividend and Other Payment Restrictions Affecting
                      Subsidiaries........................................   63
   Section 4.12       Transactions with Affiliates........................   64
   Section 4.13       Business Activities.................................   66
   Section 4.14       Reports.............................................   66
   Section 4.15       Additional Subsidiary Guarantees....................   66
   Section 4.16       Fees and Expenses...................................   66

                                   ARTICLE 5
                                   SUCCESSORS

   Section 5.01       Limitations on Merger, Consolidation or Sale of
                      Substantially All Assets............................   67
   Section 5.02       Successor Corporation Substituted...................   68

                                   ARTICLE 6
                             DEFAULTS AND REMEDIES

   Section 6.01       Events of Default...................................   68
   Section 6.02       Acceleration........................................   69
   Section 6.03       Other Remedies......................................   70
   Section 6.04       Waiver of Past Defaults.............................   71
   Section 6.05       Control by Majority.................................   71
   Section 6.06       Limitation on Suits.................................   71
   Section 6.07       Rights of Holders to Receive Payment................   72
   Section 6.08       Collection Suit by Trustee..........................   72
   Section 6.09       Trustee May File Proofs of Claim....................   72


                                                                            PAGE
                                                                            ----
   Section 6.10      Priorities.........................................     73
   Section 6.11      Undertaking for Costs..............................     74

                                   ARTICLE 7
                                    TRUSTEE

   Section 7.01      Duties of Trustee....................................   74
   Section 7.02      Rights of Trustee....................................   75
   Section 7.03      Individual Rights of Trustee.........................   76
   Section 7.04      Trustee's Disclaimer.................................   76
   Section 7.05      Notice of Defaults...................................   77
   Section 7.06      Reports by Trustee to Holders........................   77
   Section 7.07      Compensation and Indemnity...........................   77
   Section 7.08      Replacement of Trustee...............................   78
   Section 7.09      Successor Trustee by Merger, etc.....................   79
   Section 7.10      Eligibility; Disqualification........................   79
   Section 7.11      Preferential Collection of Claims Against the Company   80

                                   ARTICLE 8
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

   Section 8.01      Option to Effect Legal Defeasance or Covenant
                     Defeasance...........................................   80
   Section 8.02.     Legal Defeasance and Discharge.......................   80
   Section 8.03      Covenant Defeasance..................................   81
   Section 8.04      Conditions to Legal or Covenant Defeasance...........   81
   Section 8.05      Deposited Money and Government Securities to be
                     Held in Trust; Other Miscellaneous Provisions........   83
   Section 8.06      Repayment to the Company.............................   84
   Section 8.07      Reinstatement........................................   84

                                   ARTICLE 9
                        AMENDMENT, SUPPLEMENT AND WAIVER

   Section 9.01      Without Consent of Holders...........................   85
   Section 9.02      With Consent of Holders..............................   86
   Section 9.03      Compliance with Trust Indenture Act..................   87
   Section 9.04      Revocation and Effect of Consents....................   88
   Section 9.05      Notation on or Exchange of Debentures................   88
   Section 9.06      Trustee to Sign Amendments, etc......................   88

                                                                           PAGE
                                                                           ----

                                  ARTICLE 10
                             SUBSIDIARY GUARANTEES

   Section 10.01     Subsidiary Guarantees...............................     89
   Section 10.02     Execution and Delivery of Subsidiary Guarantees.....     90
   Section 10.03     Subsidiary Guarantors May Consolidate, etc., on
                     Certain Terms.......................................     91
   Section 10.04     Releases Following Sale of Assets...................     92
   Section 10.05     Limitation of Subsidiary Guarantor's Liability......     93
   Section 10.06     Application of Certain Terms and Provisions to the
                     Subsidiary Guarantors...............................     93

                                   ARTICLE 11
                                 SUBORDINATION

   Section 11.01      Agreement to Subordinate...........................    94
   Section 11.02      Liquidation; Dissolution; Bankruptcy...............    94
   Section 11.03      Default on Designated Senior Debt..................    95
   Section 11.04      Acceleration of Debentures.........................    96
   Section 11.05      When Distribution Must Be Paid Over................    96
   Section 11.06      Notice by Company..................................    96
   Section 11.09      Subrogation........................................    97
   Section 11.08      Relative Rights....................................    97
   Section 11.09      Subordination May Not Be Impaired by Company.......    97
   Section 11.10      Distribution or Notice to Representative...........    98
   Section 11.11      Rights of Trustee and Paying Agent.................    98
   Section 11.12      Authorization to Effect Subordination..............    98
   Section 11.14      Amendments.........................................    99

                                   ARTICLE 12
                                 MISCELLANEOUS

   Section 12.01      Trust Indenture Act Controls......................    99
   Section 12.02      Notices...........................................    99
   Section 12.03      Communication by Holders with Other Holders.......   100
   Section 12.04      Certificate and Opinion as to Conditions Precedent   100
   Section 12.05      Statements Required in Certificate or Opinion.....   101
   Section 12.06      Rules by Trustee and Agents.......................   101
   Section 12.07      Legal Holidays....................................   101
   Section 12.08      No Recourse Against Others........................   102
   Section 12.09      Duplicate Originals...............................   102
   Section 12.10      Governing Law.....................................   102


                                                                           PAGE
                                                                           ----
   Section 12.11      No Adverse Interpretation of Other Agreements.....   102
   Section 12.12      Successors........................................   102
   Section 12.13      Severability......................................   102
   Section 12.14      Counterpart Originals.............................   103
   Section 12.15      Table of Contents, Headings, etc..................   103
   SIGNATURES...........................................................   104

                                    EXHIBITS

Exhibit A-1        Form of Debenture
Exhibit A-2        Form of Regulation S Temporary Debenture
Exhibit B-1        Form of Certificate for Exchange or Registration of Transfer
                   of Rule 144A Global Debenture to Regulation S Global
                   Debenture
Exhibit B-2        Form of Certificate for Exchange or Registration of Transfer
                   From Regulation S Global Debenture to Rule 144A Global
                   Debenture
Exhibit B-3        Form of Certificate for Exchange or Registration of Transfer
                   of Certificated Debentures
Exhibit B-4        Form of Certificate for Exchange or Registration of Transfer
                   From Rule 144A Global Debenture or Regulation S Permanent
                   Global Debenture to Certificated Debenture
Exhibit B-5        Form of Certificate for Exchange or Registration of Transfer
                   From Certificated Debenture to Rule 144A Global Debenture or
                   Regulation S Permanent Global Debenture

     INDENTURE, dated as of June 9, 1997, between Imperial Credit Industries, Inc., a California corporation (the "Company"), the Initial Subsidiary Guarantors (as defined) and Chase Trust Company of California, a California corporation, as trustee ("Trustee").

     Each party agrees as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Resettable Rate Debentures, Series A (the "Series A Debentures") and the Resettable Rate Debentures, Series B (the "Series B Debentures" and, together with the Series A Debentures, the "Debentures"):

                                   ARTICLE 1
                         DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

Section 1.01  Definitions

     "9 7/8% Senior Notes" means the 9 7/8% Senior Notes due 2007 of the Company issued under an Indenture dated as of January 23, 1997.

     "30-Year Treasury Rate" means the rate per annum equal to the semi-annual equivalent yield to maturity of the U.S. Treasury security used, in accordance with customary financial practice, as the benchmark pricing bond in pricing new issues of corporate debt securities of 30-year maturities on the Scheduled Remarketing Date.

     "Acquired Debt" means, with respect to any specified Person (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     "Additional Interest" means all of the additional interest owing pursuant to Section 5 of the Registration Rights Agreement.

     "Adjusted Distribution Rate" has the meaning specified in the Declaration.

     "Adjusted Interest Rate" has the meaning specified in Section 3.12.

     "Adjusted Treasury Rate" means the Treasury Rate plus 0.50%.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, control (including, with correlative meanings, the terms controlling, controlled by and under common control with), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control. Notwithstanding the foregoing, no Person (other than the Company or any Restricted Subsidiary of the Company) in whom a Special Purpose Subsidiary makes an Investment in connection with a Qualified Securitization Transaction shall be deemed to be an Affiliate of the Company or any of its Restricted Subsidiaries solely by reason of such Investment.

     "Agent" means any Registrar, Paying Agent or co-registrar.

     "Agent Members" means any member of, or participant in, the Depositary.

     "Applicable Procedures" means, with respect to any transfer or exchange of beneficial interests in a Global Debenture, the rules and procedures of the Depositary that are applicable to such transfer or exchange

     "Asset Sale" means (a) any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (other than as permitted under Sections
5.01 or 10.03) (each referred to for the purposes of this definition as a "disposition"), of (i) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary, as the case may be), (ii) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary, (iii) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary, as the case may be, including any sale of the stock of a Restricted Subsidiary, or (iv) any Securitization Related Asset, or (b) any issuance of Capital Stock (other than non-convertible preferred stock that is not Disqualified Stock) by any of the Company's Restricted Subsidiaries, except any such issuance to the Company or any Wholly Owned Restricted Subsidiary that is a Subsidiary Guarantor. Notwithstanding the foregoing, an "Asset Sale" does not include (a) a disposition by a Subsidiary to the Company or a Wholly Owned Restricted Subsidiary or by the Company to a Wholly Owned Restricted Subsidiary, (b) a disposition that constitutes a Restricted Payment permitted by Section 4.08),
(c) sales of Receivables in Qualified Securitization Transactions for the fair market value thereof, including cash in an amount at least equal to 75% of the book value thereof as determined in accordance with GAAP, (d) transfers of Receivables by a Special Purpose Subsidiary to third parties in a Qualified Securitization Transaction and (e) any trade or exchange by the Company or any Restricted Subsidiary of any assets for similar assets of a Related Business owned or held by another Person; provided that (1) the fair market value of the assets traded or exchanged by the Company or such Restricted Subsidiary (including any cash or Cash Equivalents to be delivered by the Company or such Restricted Subsidiary) is reasonably equivalent to the fair market value of the asset or assets (together with any cash or Cash Equivalents) to be received by the Company or such Restricted Subsidiary and (2) such exchange is approved by a majority of the directors of the Company who are not employees of the Company or its Restricted Subsidiaries.

     "Authentication Order" means an Officers' Certificate ordering the Trustee to authenticate Debentures.

     "Board of Directors" means the Board of Directors of the Company or any authorized committee of the Board of Directors.

     "Board Resolution" means a resolution duly adopted by the Board of Directors of the Company.

     "Business Day" means any day other than a Legal Holiday.

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Capitalized Excess Servicing Fees Receivables" mean, with respect to the sale of Receivables in a Qualified Securitization Transaction, the present value of the excess of the weighted average coupon on the Receivables sold over the sum of (i) the coupon in the pass-through certificates, (ii) a base servicing fee paid to the loan or lease servicer and (iii) expected losses to be incurred on the portfolio of Receivables sold, considering prepayment assumptions.

     "Capital Stock" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Cash Equivalents" means: (i) United States dollars; (ii) Government Securities (except that for purpose of this definition, Government Securities must have a remaining Weighted Average Life to Maturity of not more than one year from the date of investment therein); (iii) commercial paper or other short-term corporate obligation that has received a rating of at least A-1 or AA from Standard & Poor's Corporation

("S&P"), P-1 or Aa2 from Moody's Investor Services, Inc. ("Moody's"), F-1 or AA from Fitch Investor Service, Inc. ("Fitch"), or D-1 or AA from Duff & Phelps Credit Rating Co., ("Duff"); (iv) time deposits, certificates of deposit, bank acceptances or bank notes issued by any bank having capital surplus and undivided profits aggregating at least $500,000,000 (or the foreign currency equivalent thereof) and at least a high A rating (or the equivalent) from any two of the following: S&P, Moody's, Thomson Bankwatch, Inc. or IBCA, Inc.; (v) money market preferred stocks which, at the date of acquisition and at all times thereafter, are accorded ratings of at least mid AA by any two of the following:
S&P, Moody's, Fitch or Duff; (vi) tax-exempt obligations that are accorded ratings at the time of investment therein of at least mid AA (or equivalent short-term ratings) by any two of the following; S&P, Moody's, Fitch or Duff;
(vii) master repurchase agreements with foreign or domestic banks having capital and surplus of not less than $500,000,000 (or the foreign equivalent thereof) or primary dealers so long as (a) such bank or dealer has a rating of at least mid AA from any two of the following: S&P, Moody's, Fitch or Duff; (b) such agreements are collateralized with obligations of the United States government or its agencies at a ratio of 102%, or with other collateral rated at least mid AA from any two of the following: S&P, Moody's, Fitch or Duff, at a rate of 103% and, in either case marked to market weekly and (c) such securities shall be held by a third-party agent; (viii) guaranteed investment contracts and/or agreements of a bank, insurance company or other institution whose unsecured, uninsured and unguaranteed obligations (or claims-paying ability) are, at the time of investment therein, rated AAA by any two of the following: S&P, Moody's, Fitch or Duff; (ix) money market funds, the portfolio of which is limited to investments described in clauses (i) through (viii); (x) with respect to Non-Domestic Persons, instruments that are comparable to those described in clauses
(i), (ii), (iv) and (vii) in the country in which such Non-Domestic Person is organized or has its principal business operations; and (xii) up to $1,000,000 in the aggregate of other financial assets held by Restricted Subsidiaries. In no event shall any of the Cash Equivalents described in clauses (iii) through
(viii), (x) and (xi) above have a final maturity more than one year from the date of investment therein.

     "Certificated Debentures" means Debentures that are in the form of the Debentures attached hereto as Exhibit A-1, that do not include the information called for by footnotes 1 and 2 thereof.

     "Change of Control" means the occurrence of one or more of the following events: (i) a person or entity or group (as that term is used in Section 13(d)(3) of the Exchange Act) of persons or entities shall have become the beneficial owner of a majority of the securities of the Company ordinarily having the right to vote in the election of directors; (ii) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any directors who are members of such Board of Directors of the Company on the date hereof and any new directors whose election by such Board of Directors of the Company or whose nomination for election by the shareholders of the Company was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; (iii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the Company and its Restricted Subsidiaries, taken as a whole, to any person or entity or group (as so defined) of persons, or entities (other than to any Wholly Owned Restricted Subsidiary of the Company); (iv) the merger or consolidation of the Company with or into another corporation or the merger of another corporation into the Company with the effect that immediately after such transaction any person or entity or group (as so defined) of persons or entities shall have become the beneficial owner of securities of the surviving corporation of such merger or consolidation representing a majority of the combined voting power of the outstanding securities of the surviving corporation ordinarily having the right to vote in the election of directors; or (v) the adoption of a plan relating to the liquidation or dissolution of the Company.

     "Common Trust Securities" means the common securities issued by the Trust.

     "Company Guarantee" means the Guarantee Agreement, dated as of June 9, 1997, made by the Company in respect of the Securities and the Common Trust Securities.

     "Comparable Treasury Issue" means with respect to any prepayment date the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the Remaining Life that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life. If no United States Treasury security has a maturity which is within a period from three months before to three months after the last day of the Remaining Life, the two most closely corresponding United States Treasury securities shall be used as the Comparable Treasury Issue, and the Treasury Rate shall be interpolated or extrapolated on a straight-line basis, rounding to the nearest month using such securities.

     "Comparable Treasury Price" means (A) the average of five Reference Treasury Dealer Quotations for such prepayment date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Indenture Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

     "Consolidated Leverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of all consolidated Indebtedness of the Company and its Restricted Subsidiaries, excluding Warehouse Indebtedness and Guarantees thereof permitted to be incurred pursuant to clause (iii) of Section 4.09 to (ii) the Consolidated Net Worth of the Company.

     "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Restricted Subsidiary thereof that is a Subsidiary Guarantor, (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iv) the cumulative effect of a change in accounting principles shall be excluded, and (v) the Net Income of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the Company or one of its Subsidiaries.

     "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Restricted Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the Issue Date in the book value of any asset owned by such Person or a consolidated Restricted Subsidiary of such Person, (y) all investments as of such date in unconsolidated Restricted Subsidiaries and in Persons that are not Restricted Subsidiaries (except, in each case, Permitted Investments), and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

     "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 12.02 or such other address as the Trustee may give notice to the Company.

     "Debenture Custodian" means the Trustee, as custodian with respect to the Global Debentures, or any successor entity thereto.

     "Declaration" means the Amended and Restated Declaration of Trust, dated as of June 9, 1997, by and among the Company, as Sponsor, and Kevin E. Villani, Irwin L. Gubman and Paul B. Lasiter, as the Regular Trustees, Chase Trust Company of California, as the Property Trustee and Chase Manhattan Bank Delaware, a Delaware corporation, as the Delaware Trustee.

     "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

     "Designated Senior Debt" means any Senior Debt permitted under this Indenture the principal amount of which is $25,000,000 or more and that has been designated by the Company as "Designated Senior Debt."

     "Depositary" means, with respect to the Debentures issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Debentures, until a successor shall have been appointed and become such Depositary pursuant to the applicable provision of this Indenture, and, thereafter, "Depositary" shall mean or include such successor.

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the Stated Maturity of the Debentures.

     "Dissolution Event" means an event pursuant to which the Trust is dissolved in accordance with the Declaration, and the Debentures held by the Property Trustee are distributed to the holders of the Securities and Common Trust Securities issued by the Trust pro rata in accordance with the Declaration.

     "Dollars" and "$" means lawful money of the United States of America.

     "Election Date," with respect to any Scheduled Remarketing Date, means the second Business Day prior thereto.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Equity Offering" means an underwritten primary public offering of Equity Interests (other then Disqualified Stock) of the Company pursuant to an effective registration statement under the Securities Act.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exchange Offer" means the offer that may be made by the Company pursuant to the Registration Rights Agreement to exchange Series B Securities for Series A Securities and Series B Debentures for Series A Debentures.

     "Existing Indebtedness" means the Indebtedness of the Company and its Subsidiaries (other then Indebtedness under the Warehouse Facilities) in existence on the Issue Date, until such amounts are repaid.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date.

     "Global Debentures" means, individually and collectively, the Regulation S Temporary Global Debenture, the Regulation S Permanent Global Debenture and the Rule 144A Global Debenture.

     "Government Securities" means direct obligations of the United States of America, or any agency or instrumentality thereof for the payment of which the full faith and credit of the United States of America is pledged.

     "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

     "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates, in either case in the ordinary course of business and not for speculative or investment purposes.

     "Holder" means a Person in whose name a Debenture is registered.

     "Indebtedness" means, with respect to any Person on any date of determination (without duplication), (i) the principal of and premium (if any) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, (ii) all Capital Lease Obligations of such Person, (iii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable and expense accruals arising in the ordinary course of business), (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit), (v) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock other than Permitted SPTL Preferred Stock (but excluding any accrued dividends), (vi) all Warehouse Indebtedness, (vii) all obligations of the type referred to in clauses (i) through (vi) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guaranty, (viii) all obligations of the type referred to in clauses (i) through (vii) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured and (ix) to the extent not otherwise included in this definition, Hedging Obligations of such Person. Except in the case of Warehouse Indebtedness (the amount of which shall be determined in accordance with the definition thereof) the amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date. Notwithstanding the foregoing, the term "Indebtedness" does not include deposit liabilities of any Restricted Subsidiary, the deposits of which are insured by the Federal Deposit Insurance Corporation or any successor agency or Indebtedness of any Restricted Subsidiary to the Federal Home Loan Bank of San Francisco or any successor thereto incurred in the ordinary course of business and secured by qualifying mortgage loans or mortgage-backed securities.

     "Indenture" means this Indenture as amended or supplemented from time to time.

     "Indenture Default" means any event that is or with the passage of time or the giving of notice or both would be an Indenture Event of Default.

     "Initial Subsidiary Guarantors" means the initial Subsidiary Guarantors as of the date of this Indenture.

     "Investment Company Act" means the Investment Company Act of 1940, as amended from time to time, or any successor legislation.

     "Investment Company Event" means the receipt by the Trust of an opinion of counsel, rendered by a law firm having a recognized national securities practice, to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, the Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act, which change becomes effective on or after the Issue Date.

     "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that an acquisition of assets, Equity Interests or other securities by the Company for consideration consisting of common equity securities of the Company shall not be deemed to be an Investment. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value (as determined as set forth in the last paragraph under Section 4.08) of the Equity Interests of such Restricted Subsidiary not sold or disposed of; provided, however, that this requirement shall not apply if (i) the class of Equity Interests of the Restricted Subsidiary owned by the Company is registered under Section 12 of the Exchange Act and is listed on a national securities exchange or quoted on a national quotations system and (ii) if the Company has entered into an agreement with the Restricted Subsidiary that provides the Company with the right to demand (subject to customary restrictions) registration of all of its Equity Interests under the Securities Act.

     "Issue Date" means the date on which the Series A Debentures are originally issued.

     "Lien" means, with respect to any Person, any mortgage, pledge, security interest, encumbrance, lien or charge of any kind on the assets of such Person, including (i) any conditional sale or other title retention agreement or lease in the nature thereof, and (ii) any claim (whether direct or indirect through subordination or other structural encumbrance against any Securitization Related Asset sold or otherwise transferred by such Person to a buyer, unless such Person is not liable for any losses thereon).

     "Maximum Adjusted Distribution Rate" means the rate per annum, determined on the Scheduled Remarketing Date by the Remarketing Agent in its discretion, equal to the greater of (a) the 30-Year Treasury Rate plus 600 basis points and
(b) a nationally-recognized high-yield index rate for similarly-rated issues, plus 100 basis points.

     "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and after any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

     "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

     "Non-Recourse Debt" means Indebtedness: (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), or (b) is directly or indirectly liable (as a guarantor or otherwise); (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness (other than the Debentures being offered hereby) of the

Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

     "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Officers" means the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of the Company.

     "Officers' Certificate" means a certificate signed by two Officers, one of whom must be the principal executive officer, principal financial officer or principal accounting officer of the Company.

     "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee. Except with respect to any opinion delivered pursuant to Article 8, the counsel may be an employee of the Company or the Trustee. The counsel may be counsel to the Company or the Trustee.

     "Permitted Junior Securities" means Equity Interests in the Company or debt securities that are subordinated to all Senior Debt (and any debt securities issued in exchange for Senior Debt) to substantially the same extent as, or to a greater extent than, the Debentures are subordinated to Senior Debt pursuant to the Indenture.

     "Permitted Investment" means an Investment by the Company or any Restricted
Subsidiary: (i) in a Subsidiary Guarantor or in SPTL or a Person that will, upon the making of such Investment, become a Subsidiary Guarantor; provided, however, that the primary business of such Subsidiary Guarantor is a Related Business; and provided further, that any Investment by the Company in SPTL must be in the form of Permitted SPTL Preferred Stock or in a security senior to such stock;
(ii) in another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Subsidiary Guarantor; provided, however, that such Person's primary business is a Related Business;
(iii) comprised of Cash Equivalents; (iv) comprised of Receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; (v) comprised of payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (vi) comprised of stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments; (vii) in any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Sale as permitted pursuant to Section 4.07; (viii) comprised of Receivables of the Company or any of its Wholly Owned Restricted Subsidiaries; or (ix) comprised of Securitization Related Assets arising in a Qualified Securitization Transaction.

     "Permitted Liens" means, with respect to any Person: (a) pledges or deposits by such Person under worker's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business; (b) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review; (c) Liens for property taxes not yet subject to penalties for non-payment or which are being contested in good faith and by appropriate proceedings; (d) Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness; (e) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person; (f) Liens securing Indebtedness Incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property of such Person (but excluding Capital Stock of another Person); provided, however, that the Lien may not extend to any other property owned by such Person or any of its Subsidiaries at the time the Lien is Incurred, and the Indebtedness secured by the Lien may not be Incurred more than 180 days after the latest of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;
(g) Liens on Receivables owned by the Company or a Restricted Subsidiary, as the case may be, to secure Indebtedness permitted under clause (ii) of Section 4.09 and Liens to secure Indebtedness under mortgage loan repurchase agreements or repurchase facilities permitted under clause (iii) of Section 4.09; (h) Liens on Securitization Related Assets (or on the Capital Stock of any Subsidiary of such Person substantially all the assets of which are Securitization Related Assets); provided, however, that, (x) any such Liens may only encumber Securitization Related Assets in an amount not to exceed 75% of the excess, if any, of (i) the total amount of Securitization Related Assets, determined on a consolidated basis in accordance with GAAP, as of the creation of such Lien over (ii) an amount equal to 150% of all unsecured Senior Indebtedness of the Company and its Restricted Subsidiaries as of the time of creation of such Lien, and (y) the balance of Securitization Related Assets, not permitted to be encumbered by the foregoing proviso (x) shall remain unencumbered by any Lien; (i) Liens on Receivables and other assets of a Special Purpose Subsidiary incurred in connection with a Qualified Securitization Transaction; (j) Liens existing on the Issue Date; (k) Liens on property or shares of Capital Stock of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided further, however, that such Lien may not extend to any other property owned by such Person or any of its Subsidiaries; (l) Liens on property at the time such Person or any of its Subsidiaries acquires the property, including, any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of such acquisition; provided further, however, that the Liens may not extend to any other property owned by such Person or any of its Subsidiaries; (m) Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a Restricted Subsidiary of such Person; (n) Liens (other than on any Securitization Related Assets) securing Hedging Obligations; (o) Liens on cash or other assets (other than Securitization Related Assets) securing Warehouse Indebtedness of the Company or its Restricted Subsidiaries; (p) Liens to secure any Permitted Refinancing Indebtedness as a whole, or in part, with any Indebtedness permitted under this Indenture to be Incurred and secured by any Lien referred to in the foregoing clauses (f), (j), (k) and (l); provided, however, that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements to or on such property) and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of
(A) the outstanding, principal amount or, if greater, committed amount of the Indebtedness described under clauses (f), (j), (k) or (l), as the case may be, at the time the original Lien became a Permitted Lien and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement; (q) Liens securing deposit liabilities of any Restricted Subsidiary, the deposits of which are insured by the Federal Deposit Insurance Corporation or any successor agency or Indebtedness of any Restricted Subsidiary to the Federal Home Loan Bank of San Francisco or any successor thereto incurred in the ordinary course of business and secured by qualifying mortgage loans or mortgage-backed securities; and (r) Liens on assets of Unrestricted Subsidiaries that secure Non-

Recourse Debt of Unrestricted Subsidiaries. Notwithstanding the foregoing, "Permitted Liens" will not include any Lien described in clauses (f), (j) or (k) above to the extent such Lien applies to any Additional Assets acquired directly or indirectly from Net Proceeds pursuant to Section 4.07.

     "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries; provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Debentures, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Debentures on terms at least as favorable to the Holders of Debentures as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iv) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (v) such Indebtedness may not include a Guaranty of Indebtedness of a Person that is not a Subsidiary of the Company.

     "Permitted SPTL Preferred Stock" means nonvoting (except as provided in the second proviso below), noncumulative, perpetual preferred stock of SPTL which would qualify as Tier 1 capital or the equivalent thereof on an unrestricted basis for purposes of the capital requirements contained in 12 C.F.R. Part 325, Subpart A, or any successor provision; provided that the total liquidation preference of such preferred stock outstanding at any time shall not exceed 20% of the Consolidated Net Worth of SPTL (after giving effect to the issuance of such preferred stock); and provided further, that the holders of such stock may be granted the right to elect directors constituting less than a majority of the board of directors of SPTL if dividends on such have not been paid for six dividend periods, whether consecutive or not, and until such time as SPTL has paid or declared and set apart for payment dividends for four consecutive dividend periods.

     "Permitted Warehouse Indebtedness" means Warehouse Indebtedness in connection with a Warehouse Facility; provided, however, that (i) the assets as to which such Warehouse Indebtedness relates are or, prior to any funding under the related

Warehouse Facility with respect to such assets, were eligible to be recorded as held for sale on the consolidated balance sheet of the Company in accordance with GAAP, (ii) such Warehouse Indebtedness will be deemed to be Permitted Warehouse Indebtedness (a) in the case of a Purchase Facility, only to the extent the holder of such Warehouse Indebtedness has no contractual recourse to the Company and its Restricted Subsidiaries to satisfy claims in respect of such Permitted Warehouse Indebtedness in excess of the realizable value of the Receivables financed thereby, and (b) in the case of any other Warehouse Facility, only to the extent of the lesser of (A) the amount advanced by the lender with respect to the Receivables financed under such Warehouse Facility, and (B) the principal amount of such Receivables and (iii) any such Indebtedness has not been outstanding in excess of 364 days.

     "Person" means any individual, corporation, limited liability company, partnership, association, joint stock company, trust or trustee thereof, estate or executor thereof, unincorporated organization or joint venture.

     "Property Trustee" has the meaning specified in the Declaration.

     "Purchase Facility" means any Warehouse Facility in the form of a purchase and sale facility pursuant to which the Company or a Restricted Subsidiary of the Company sells Receivables to a financial institution and retains a right of first refusal upon the subsequent resale of such Receivables by such financial institution.

     "Qualified Securitization Transaction" means any transaction or series of transactions pursuant to which (i) the Company or any of its Restricted Subsidiaries (other than a Special Purpose Subsidiary) sells, conveys or otherwise transfers to a Special Purpose Subsidiary or (ii) the Company, any of its Restricted Subsidiaries or a Special Purpose Subsidiary sells, conveys or otherwise transfers to a special purpose owner trust or other Person Receivables (together with any assets related to such Receivables, including, without limitation, all collateral securing such Receivables, all contracts and all guarantees or other obligations in respect of such Receivables, proceeds of such Receivables and other assets which are customarily transferred in connection with asset securitization transactions involving Receivables) of the Company or any of its Restricted Subsidiaries in transactions constituting "true sales" under the Bankruptcy Laws and as "sales" under GAAP, as evidenced by an Opinion of Counsel to such effect.

     "Quotation Agent" means Lehman Brothers Inc. and their respective successors; provided, however, that if the foregoing shall cease to be a primary United States Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer.

     "Receivables" means consumer, mortgage and commercial loans, equipment or other lease receivables and receivables purchased or originated by the Company or any Restricted Subsidiary in the ordinary course of business; provided, however, that for purposes of determining the amount of a Receivable at any time, such amount shall be determined in accordance with GAAP, consistently applied, as of the most recent practicable date.

     "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any prepayment date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. New York City time, on the third business day preceding such prepayment date.

     "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the date of this Indenture, by and among the Company and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

     "Regular Trustees" has the meaning set forth in the Declaration.

     "Regulation S" means Regulation S promulgated under the Securities Act.

     "Regulation S Global Debenture" means a Regulation S Temporary Global Debenture or Regulation S Permanent Global Debenture, as appropriate.

     "Regulation S Permanent Global Debenture" means a permanent global note that contains the paragraph referred to in footnote 1 and the additional schedule referred to in footnote 2 to the form of the Debenture attached hereto as Exhibit A-1, and that is deposited with and registered in the name of the Depositary, representing the Debentures sold in reliance on Regulation S.

     "Regulation S Temporary Global Debenture" means a single temporary global note in the form of the Debenture attached hereto as Exhibit A-2 that is deposited with and registered in the name of the Depositary, representing Debentures sold in reliance on Regulation S.

     "Remarketing" means the operation of the procedures for remarketing specified in Section 7.5 of the Declaration (or, if a Dissolution Event occurs prior to a Scheduled Remarketing Date, specified in Section 3.12 hereof).

     "Remarketing Agent" means such agent or agents as the Company may appoint from time to time for the purpose of remarketing the Securities (or the Debentures, pursuant to Article IV hereof), as set forth in the Remarketing Agreement.

     "Remarketing Agreement" means the Remarketing Agreement, dated as of June 9, 1997, among the Trust, the Company and Lehman Brothers Inc., as the same may be amended, supplemented or modified from time to time.

     "Remarketing Settlement Date" means the Scheduled Remarketing Settlement Date on which purchases and sales of Securities pursuant to a Remarketing are consummated.

     "Related Business" means any consumer or commercial finance business or any financial advisory or financial service business.

     "Representative" means the indenture trustee or other trustee, agent or representative for any Senior Debt.

     "Residual Certificates" means, with respect to the sale of Receivables in a Qualified Securitization Transaction, any certificates representing Receivables not sold or transferred in such transaction or otherwise retained by or returned to the Person transferring such Receivables.

     "Responsible Officer" when used with respect to the Trustee, means any officer within the Corporate Trust Office (or any successor group of the Trustee) assigned by the Trustee to administer its corporate trust matters.

     "Restricted Investment" means an Investment other than a Permitted Investment.

     "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

     "Retained Interest" means, with respect to the sale of Receivables in a Qualified Securitization Transaction, the interest and rights retained by the Person in the Receivables transferred or sold in a Qualified Securitization Transaction, including any rights to receive cash flow attributable to such Receivables.

     "Rule 144A" means Rule 144A promulgated under the Securities Act.

     "Rule 144A Global Debenture" means a permanent global note that contains the paragraph referred to in footnote 1 and the additional schedule referred to in footnote 2 to the form of the Debenture attached hereto as Exhibit A-1, and that is deposited with and registered in the name of the Depositary, representing Debentures sold in reliance on Rule 144A.

     "Scheduled Remarketing Date" means the third Business Day prior to any Scheduled Remarketing Settlement Date.

     "Scheduled Remarketing Settlement Date" means June 14, 2002, or such other date determined pursuant to this definition, unless a Trust Enforcement Event has occurred and is continuing on the 25th Business Day prior to such Scheduled Remarketing Settlement Date, in which case the Scheduled Remarketing Settlement Date will be the 30th Business Day after the date of cure or waiver of such Trust Enforcement Event; provided that if (x) purchases and sales of Securities pursuant to a Remarketing are not consummated on any Scheduled Remarketing Settlement Date for any reason (including the Company's failure to make the deposit required in the event of a Special Mandatory Redemption) other than the occurrence and continuance of any other Trust Enforcement Event or if (y) the Company fails to redeem Debentures in connection with a Tax Opinion Redemption after cancelling the Remarketing, the next Scheduled Remarketing Settlement Date will be the 30th Business Day after such Scheduled Remarketing Settlement Date.

     "SEC" means the Securities and Exchange Commission.

     "Securities" means the $70,000,000 aggregate liquidation amount of Remarketed Par Securities, Series A of the Trust, representing undivided beneficial ownership interests in the assets of the Trust or any Remarketed Par Securities, Series B, of the Trust, issued in exchange therefor pursuant to the Exchange Offer.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Securitization Related Assets" means, with respect to a Qualified Securitization Transaction: (i) the Capitalized Excess Servicing Fees Receivable retained by the Person who transfers or sells Receivables in such a transaction;
(ii) the Retained Interest held by such Person in the Receivables sold or transferred in such transaction; and (iii) Residual Certificates retained by such Person in such transaction.

     "Senior Debt" means all Indebtedness permitted to be incurred by the Company under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Debentures and all Obligations with respect to the foregoing. Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include (i) any liability for federal, state, local or other taxes owed or owing by the Company,

(ii) any Indebtedness of the Company to any of its Subsidiaries or other Affiliates, (iii) any trade payables or (iv) any Indebtedness that is incurred in violation of this Indenture.

     "Senior Indebtedness" means all Indebtedness of the Company or the Subsidiary Guarantors that is not, by its terms, subordinated in right of payment to the Debentures or the Subsidiary Guarantees, respectively.

     "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

     "Special Event" means either an Investment Company Event or a Tax Event.

     "Special Purpose Subsidiary" means a Wholly Owned Restricted Subsidiary of the Company (a) that is designated (as set forth below) as a "Special Purpose Subsidiary" by the Board of Directors of the Company, (b) that does not engage in, and whose charter prohibits it from engaging in, any activities other than Qualified Securitization Transactions, (c) no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which (i) is guaranteed by the Company or any other Restricted Subsidiary of the Company, (ii) is recourse to or obligates the Company or any other Restricted Subsidiary of the Company in any way other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Securitization Transaction or (iii) subjects any property or asset of the Company or any other Restricted Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Securitization Transaction, (d) with which neither the Company nor any other Restricted Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company and (e) with which neither the Company nor any other Restricted Subsidiary of the Company has any obligation to maintain or preserve such Restricted Subsidiary's financial condition or cause such Restricted Subsidiary to achieve certain levels of operating results. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

     "SPFC" means Southern Pacific Funding Corporation, a California corporation and a partially owned Subsidiary of the Company.

     "SPTL" means Southern Pacific Thrift & Loan Association, a California corporation and a Subsidiary of the Company.

     "Stated Maturity" means, with respect to any installment of principal or interest on any series of Indebtedness, the date on which such payment of principal or interest was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such principal or interest prior to the date originally scheduled for the payment thereof.

     "Strategic Investor Repurchase Transaction" means the repurchase, redemption or other retirement for value of any Equity Interests of any Restricted Subsidiary (a) from a strategic partner or investor owning such Equity Interests that, except for such Investment, would not be an Affiliate of the Company or its Restricted Subsidiaries and (b) in a transaction whose terms comply with the provisions of Section 4.12 hereof.

     "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof); provided that SPFC and ICIFC shall not be considered Subsidiaries of the Company unless the Company owns more than 50% of the total voting power of shares of Capital Stock on or after March 31, 1997.

     "Subsidiary Guarantors" means each of (i) the Restricted Subsidiaries of the Company other than SPTL and the Special Purpose Subsidiaries and (ii) any other Subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of this Indenture, and their respective successors and assigns.

     "Tax Event" means the receipt by the Trust of an opinion of independent tax counsel to the Company, experienced in such matters, to the effect that, as a result of any amendment to, change in or announced proposed change in the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is adopted or which propsed change, pronouncement or decision is announced on or after the Issue Date, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Debentures, (ii) interest payable by the Company on the Debentures is not, or within 90 days of the date of such opinion, will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes, or (iii) the Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

     "Tax Opinion" means an opinion of an independent tax counsel to the Company experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or (b) any official administrative pronouncement or judicial decision interpreting or applying such laws of regulations, or which amendment or change is effective or such propsed change, pronouncement or decision is announced on or after the Issue Date, that it is more likely than not that (i) the Trust will be, following the Remarketing Settlement Date, subject to United States federal income tax with respect to interest accrued or received on the Debentures, (ii) the Trust will be, following the Remarketing Settlement Date, subject to more than a de minimis amount of taxes, duties or other governmental charges, or (iii) interest payable to the Trust on the Debentures, following the Remarketing Settlement Date, will not be deductible, in whole or in part, by the Company for United States federal income tax purposes.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

     "Transfer Restricted Securities" means securities that bear or are required to bear the legend set forth in Section 2.06 hereof.

     "Treasury Rate" means (i) the yield, under the heading which represents the average for the immediately prior week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities", for the maturity corresponding to the Remaining Life (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Remaining Life shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the

Comparable Treasury Price for such prepayment date. The Treasury Rate shall be calculated on the third business day preceding the prepayment date.

     "Trust" means Imperial Credit Capital Trust I, a Delaware statutory business trust.

     "Trust Enforcement Event" has the meaning specified in the Declaration.

     "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

     "Unrestricted Subsidiary" means any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution; but only to the extent that such Subsidiary: (a) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (b) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; (c) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and (d) has at least one director on its board of directors that is not a director or executive officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by Section 4.08. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09, the Company shall be in default of such covenant). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under Section 4.09, (ii) such Subsidiary becomes a

Subsidiary Guarantor and (iii) no Default or Event of Default would be in existence following such designation.

     "Warehouse Facility" means any funding arrangement, including a Purchase Facility, with a financial institution or other lender or purchaser, to the extent (and only to the extent) funding thereunder is used exclusively to finance or refinance the purchase or origination of Receivables by the Company or a Restricted Subsidiary of the Company for the purpose of (i) pooling such Receivables prior to securitization or (ii) sale, in each case in the ordinary course of business.

     "Warehouse Indebtedness" means the greater of (x) the consideration received by the Company or its Restricted Subsidiaries under a Warehouse Facility and (y) in the case of a Purchase Facility, the book value of the Receivables financed under such Warehouse Facility until such time as such Receivables are (i) securitized, (ii) repurchased by the Company or its Restricted Subsidiaries or (iii) sold by the counterparty under the Warehouse Facility to a Person who is not an Affiliate of the Company.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the product obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

     "Wholly Owned Restricted Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person and one or more Wholly Owned Subsidiaries of such Person.

Section 1.02  Other Definitions

                                              Defined in
Term                                           Section
----                                          ----------

"Accredited Investor".......................      2.01
"Applicable Interest Rate"..................      4.01
"Affiliate Transaction".....................      4.12
"Asset Sale Offer"..........................      4.07
"Asset Sale Offer Period"...................      4.07



"Asset Sale Offer Purchase Date"............      4.07
"Bankruptcy Law"............................      6.01
"Benefitted Party"..........................     10.01
"Change of Control Offer"...................      4.06
"Change Of Control Offer Period"............      4.06
"Change of Control Payment".................      4.06
"Change of Control Purchase Date"...........      4.06
"Custodian".................................      6.01
"DTC".......................................      2.03
"Event of Default"..........................      6.01
"Extension Period"..........................      4.01
"incur".....................................      4.09
"Initial Interest Rate".....................      4.01
"Legal Holiday".............................     12.07
"Notice of Election"........................      3.12
"Paying Agent"..............................      2.03
"Payment Blockage Notice"...................     11.03
"Payment Default"...........................      6.01
"QIB".......................................      2.01
"Registrar".................................      2.03
"Restricted Payments".......................      4.08
"Transfer Restricted Security"..............      2.06
"Transfer Restricted Security Redemption"...      3.11
"Trustee"...................................      8.05

Section 1.03  Incorporation by Reference of Trust Indenture Act

          Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

          The following TIA terms used in this Indenture have the following meanings:

          "indenture securities" means the Debentures;

          "indenture security holder" means a Holder;

          "indenture to be qualified" means this Indenture;

          "indenture trustee" or "institutional trustee" means the Trustee;

          "obligor" on the Debentures means the Company or any successor obligor upon the Debentures.

          All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04 Rules of Construction

          Unless the context otherwise requires:

          (1) a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3)  "or" is not exclusive;

          (4) words in the singular include the plural, and in the plural include the singular; and

          (5) provisions apply to successive events and transactions.

                                   ARTICLE 2
                                 THE DEBENTURES

Section 2.01  Form and Dating

     The Debentures and Subsidiary Guarantees and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A-1, which is part of this Indenture. The Debentures may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Debenture shall be dated the date of its authentication. The Debentures shall be issued initially in denominations of $1,000 and integral multiples thereof.

     The terms and provisions contained in the Debentures shall constitute, and are hereby expressly made, a part of this Indenture, and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

     (a) Rule 144A Global Debentures. Debentures offered and sold within the United States to qualified institutional buyers as defined in Rule 144A ("QIBs") in reliance on Rule 144A shall be issued initially in the form of Rule 144A Global Debentures, which shall be deposited on behalf of the purchasers of the Debentures represented thereby with the Depositary at its New York office, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Rule 144A Global Debentures may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.

     (b) Regulation S Global Debentures. Debentures offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Debenture, which shall be deposited on behalf of the purchasers of the Debentures represented thereby with the Trustee, at its New York office, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The "40-day restricted period" (as defined in Regulation S) shall be terminated upon the receipt by the Trustee of (i) a written certificate from the Depositary certifying that it has received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Debenture (except to the extent of any beneficial owners thereof who acquired an interest therein pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a Rule 144A Global Debenture, all as contemplated by Section 2.06(a)(ii) hereof), and (ii) an Officers' Certificate from the Company. Following the termination of the 40-day restricted period, beneficial interests in the Regulation S Temporary Global Debenture shall be exchanged for beneficial interests in Regulation S Permanent Global Debentures pursuant to the Applicable Procedures. Simultaneously with the authentication of Regulation S Permanent Global Debentures, the Trustee shall cancel the Regulation S Temporary Global Debenture. The aggregate principal amount of the Regulation S Temporary Global Debenture and the Regulation S Permanent Global Debentures may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

     (c) Global Debentures in General. Each Global Debenture shall represent such of the outstanding Debentures as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Debentures from time to time endorsed thereon and that the aggregate amount of outstanding Debentures represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Debenture to reflect the amount of any increase or decrease in the amount of outstanding Debentures represented thereby shall be made by the Trustee or the Debenture Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

     Except as set forth in Section 2.06 hereof, the Global Debentures may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee.

     (d) Book-Entry Provisions. This Section 2.01(d) shall apply only to Rule 144A Global Debentures and the Regulation S Permanent Global Debentures deposited with or on behalf of the Depositary.

     The Company shall execute and the Trustee shall, in accordance with this
Section 2.01(d) and Section 2.02, authenticate and deliver the Global Debentures that (i) shall be registered in the name of the Depositary or the nominee of the Depositary and (ii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary's instructions or held by the Trustee as custodian for the Depositary.

     Agent Members shall have no rights either under this Indenture with respect to any Global Debenture held on their behalf by the Depositary or by the Trustee as custodian for the Depositary or under such Global Debenture, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Debenture for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of an owner of a beneficial interest in any Global Debenture.

     (e) Certificated Debentures. At any time after the Remarketing Settlement Date, a Holders may request that its interest in a Global Debenture be exchanged for Debentures in certificated form substantially in the form of Exhibit A-1 attached hereto (but without including the text referred to in footnotes 1 and 2 thereto).

Section 2.02  Execution and Authentication

     Two Officers shall sign the Debentures for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Debentures and may be in facsimile form.

     If an Officer whose signature is on a Debenture no longer holds that office at the time a Debenture is authenticated, the Debenture shall nevertheless be valid.

     A Debenture shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Debenture has been authenticated under this Indenture.

     The Trustee shall, upon delivery of an Authentication Order, authenticate Debentures for original issue up to the aggregate principal amount stated in paragraph 4 of the Debentures. The aggregate principal amount of Debentures outstanding at any time may not exceed such amount except as provided in Section
2.07 hereof.

     The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Debentures. An authenticating agent may authenticate Debentures whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

     Neither the Company nor the Trustee shall have any responsibility for any defect in the CUSIP number that appears on any Debenture, check, advice of payment or redemption notice, and any such document may contain a statement to the effect that CUSIP numbers have been assigned by an independent service for convenience of reference and that neither the Company nor the Trustee shall be liable for any inaccuracy in such numbers.

Section 2.03  Registrar and Paying Agent

     The Company shall maintain in the Borough of Manhattan, the City of New York, State of New York, and in such other locations as it shall determine, (i) an office or agency where Debentures may be presented for registration of transfer or for exchange ("Registrar") and (ii) an office or agency where Debentures may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Debentures and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

     The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Debentures.

     The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Debenture Custodian with respect to the Global Debentures. The Company initially appoints the Trustee to act as the Registrar and Paying Agent with respect to the Certificated Debentures.

Section 2.04  Paying Agent to Hold Money in Trust

     The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, interest and Additional Interest, if any, on the Debentures, and shall notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Debentures.

Section 2.05  Holder Lists

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA (S) 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Debentures, and the Company shall otherwise comply with TIA (S) 312(a).

Section 2.06  Transfer and Exchange

     (a) Transfer and Exchange of Global Debentures. The transfer and exchange of Global Debentures or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture and the procedures of the Depositary therefor, which shall include restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Beneficial interests in a Global Debenture may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Global Debenture in accordance with the transfer restrictions set forth in the legend in subsection
(g) of this Section 2.06. Transfers of beneficial interests in the Global Debentures to Persons required to take delivery thereof in the form of an interest in another Global Debenture shall be permitted as follows:

          (i) Rule 144A Global Debenture to Regulation S Global Debenture. If, at any time, an owner of a beneficial interest in a Rule 144A Global Debenture deposited with the Depositary (or the Trustee as custodian for the Depositary) wishes to transfer its interest in such Rule 144A Global Debenture to a Person who is required or permitted to take delivery thereof in the form of an interest in a Regulation S Global Debenture, such owner shall, subject to the Applicable Procedures, exchange or cause the exchange of such interest for an equivalent beneficial interest in a Regulation S Global Debenture as provided in this Section 2.06(a)(i). Upon receipt by the Trustee of (1) instructions given in accordance with the Applicable Procedures from an Agent Member directing the Trustee to credit or cause to be credited a beneficial interest in the Regulation S Global Debenture in an amount equal to the beneficial interest in the Rule 144A Global Debenture to be exchanged, (2) a written order given in accordance with the Applicable Procedures containing information regarding the participant account of the Depositary to be credited with such increase and (3) a certificate in the form of Exhibit B-1 hereto given by the owner of such beneficial interest stating that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Debentures and pursuant to and in accordance with Rule 903 or Rule 904 of Regulation S, then the Trustee, as Registrar, shall instruct the Depositary to reduce or cause to be reduced the aggregate principal amount at maturity of the applicable Rule 144A Global Debenture and to increase or cause to be increased the aggregate principal amount at maturity of the applicable Regulation S Global Debenture by the principal amount at maturity of the beneficial interest in the Rule 144A Global Debenture to be exchanged, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Regulation S Global Debenture equal to the reduction in the aggregate principal amount at maturity of the Rule 144A Global Debenture, and to debit, or cause to be debited, from the account of the Person making such exchange or transfer the beneficial interest in the Rule 144A Global Debenture that is being exchanged or transferred.

          (ii) Regulation S Global Debenture to Rule 144A Global Debenture. If, at any time, an owner of a beneficial interest in a Regulation S Global Debenture deposited with the Depositary (or with the Trustee as custodian for the Depositary) wishes to transfer its interest in such Regulation S Global Debenture to a Person who is required or permitted to take delivery thereof in the form of an interest in a Rule 144A Global Debenture, such owner shall, subject to the Applicable Procedures, exchange or cause the exchange of such interest for an equivalent beneficial interest in a Rule 144A Global Debenture as provided in this Section 2.06(a)(ii). Upon receipt by the Trustee of (1) written instructions from the Depositary, directing the Trustee, as Registrar, to credit or cause to be credited a beneficial interest in the Rule 144A Global Debenture equal to the beneficial interest in the Regulation S Global Debenture to be exchanged, such instructions to contain information regarding the participant account with the Depositary to be credited with such increase, (2) a written order given in accordance with the Applicable Procedures containing information regarding the participant account of the Depositary and (3) a certificate in the form of Exhibit B-2 attached hereto given by the owner of such beneficial interest stating (A) if the transfer is pursuant to Rule 144A, that the Person transferring such interest in a Regulation S Global Debenture reasonably believes that the Person acquiring such interest in a Rule 144A Global Debenture is a QIB and is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A and any applicable blue sky or securities laws of any state of the United States, (B) that the transfer complies with the requirements of Rule 144 under the Securities Act and any applicable blue sky or securities laws of any state of the United States or (C) if the transfer is pursuant to any other exemption from the registration requirements of the Securities Act, that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Debentures and pursuant to and in accordance with the requirements of the exemption claimed, such statement to be supported by an Opinion of Counsel from the transferee or the transferor in form reasonably acceptable to the Company and to the Registrar, then the Trustee, as Registrar, shall instruct the Depositary to reduce or cause to be reduced the aggregate principal amount at maturity of such Regulation S Global Debenture and to increase or cause to be increased the aggregate principal amount at maturity of the applicable Rule 144A Global Debenture by the principal amount at maturity of the beneficial interest in the Regulation S Global Debenture to be exchanged, and the Trustee, as Registrar, shall instruct the Depositary, concurrently with such reduction, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the applicable Rule 144A Global Debenture equal to the reduction in the aggregate principal amount at maturity of such Regulation S Global Debenture and to debit or cause to be debited from the account of the Person making such transfer the beneficial interest in the Regulation S Global Debenture that is being transferred.

     (b) Transfer and Exchange of Certificated Debentures. After the Remarketing Settlement Date, when Certificated Debentures are presented by a Holder to the Registrar with a request:

          (x) to register the transfer of the Certificated Debentures; or

          (y) to exchange such Certificated Debentures for an equal principal amount of Certificated Debentures of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested; provided, however, that the Certificated Debentures presented or surrendered for register of transfer or exchange:

          (i) shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing; and

          (ii) in the case of a Certificated Debenture that is a Transfer Restricted Security, such request shall be accompanied by the following additional information and documents, as applicable:

               (A) if such Transfer Restricted Security is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, or such Transfer Restricted Security is being transferred to the Company, a certification to that effect from such Holder (in substantially the form of Exhibit B-3 hereto);

               (B) if such Transfer Restricted Security is being transferred to a QIB in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B-3 hereto); or

               (C) if such Transfer Restricted Security is being transferred in reliance on any other exemption from the registration requirements of the Securities Act (including Rule 904 thereunder), a certification to that effect from such Holder (in substantially the form of Exhibit B-3 hereto) and an Opinion of Counsel from such Holder or the transferee reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act.

     (c) Transfer of a Beneficial Interest in a Rule 144A Global Debenture or Regulation S Permanent Global Debenture for a Certificated Debenture

          (i) At any time after the Remarketing Settlement Date, any Person having a beneficial interest in a Rule 144A Global Debenture or Regulation S Permanent Global Debenture may upon request, subject to the Applicable

     Procedures, exchange such beneficial interest for a Certificated Debenture. Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depositary, from the Depositary or its nominee on behalf of any Person having a beneficial interest in a Rule 144A Global Debenture or Regulation S Permanent Global Debenture, and, in the case of a Transfer Restricted Security, the following additional information and documents (all of which may be submitted by facsimile):

               (A) if such beneficial interest is being transferred to the Person designated by the Depositary as being the beneficial owner, a certification to that effect from such Person (in substantially the form of Exhibit B-4 hereto);

               (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit B-4 hereto); or

               (C) if such beneficial interest is being transferred in reliance on any other exemption from the registration requirements of the Securities Act (including Rule 904 thereunder), a certification to that effect from the transferor (in substantially the form of Exhibit B-4 hereto) and an Opinion of Counsel from the transferee or the transferor reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act, in which case the Trustee or the Debenture Custodian, at the direction of the Trustee, shall, in accordance with the standing instructions and procedures existing between the Depositary and the Debenture Custodian, cause the aggregate principal amount of Rule 144A Global Debentures or Regulation S Permanent Global Debentures, as applicable, to be reduced accordingly and, following such reduction, the Company shall execute and the Trustee shall authenticate and deliver to the transferee a Certificated Debenture in the appropriate principal amount.

          (ii) Certificated Debentures issued in exchange for a beneficial interest in a Rule 144A Global Debenture or Regulation S Permanent Global Debenture, as applicable, pursuant to this Section 2.06(c) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Certificated Debentures to the Persons in whose names such Debentures are so registered. Following any such issuance of Certificated Debentures, the Trustee, as Registrar, shall instruct the Depositary to reduce or cause to be reduced the aggregate principal amount at maturity of the applicable Global Debenture to reflect the transfer.

     (d) Restrictions on Transfer and Exchange of Global Debentures. Notwithstanding any other provision of this Indenture (other than the provisions set forth in subsection (f) of this Section 2.06), a Global Debenture may not be transferred as a whole except by the Depositary to a nominee of the Depositary, or by a nominee of the Depositary to the Depositary or another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

     (e) Transfer and Exchange of a Certificated Debenture for a Beneficial Interest in a Global Debenture. Holders of Certificated Debentures may offer, resell, pledge or otherwise transfer such Debentures only pursuant to an effective registration statement under the Securities Act, inside the United States to a QIB in a transaction meeting the requirements of Rule 144A, in a transaction meeting the requirements of Rule 144 under the Securities Act, outside the United States in a transaction meeting the requirements of Rule 904 under the Securities Act or to the Company, in each case in compliance with any applicable securities laws of any State of the United States or any other applicable jurisdiction.

     When Certificated Debentures are presented by a Holder to the Registrar with a request (x) to register the transfer of the Certificated Debentures or
(y) to exchange such Certificated Debentures for an equal principal amount of Certificated Debentures of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided, however, that the Certificated Debentures presented or surrendered for register of transfer or exchange:

     (i) shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing, which instructions, if applicable, shall direct the Trustee (A) to cancel any Certificated Debenture being exchanged for another Certificated Debenture or a beneficial interest in a Global Debenture in accordance with Section 2.11 hereof, and (B) to make, or to direct the Registrar to make, an endorsement on the appropriate Global Debenture to reflect an increase in the aggregate principal amount of the Debentures represented by such Global Debenture; and

     (ii) such request shall be accompanied by the following additional information and documents, as applicable:

          (A) if such Certificated Debenture is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification to that effect from such Holder (in substantially the form of Exhibit B-5 hereto); or

          (B) if such Certificated Debenture is being transferred to a QIB in accordance with Rule 144A, pursuant to Rule 144 under the Securities Act or pursuant to an exemption from registration in accordance with Rule 904 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B-5 hereto).

     (f) Authentication of Certificated Debentures in Absence of Depositary. If at any time after the Remarketing Settlement Date:

          (i) the Depositary for the Debentures notifies the Company that the Depositary is unwilling or unable to continue as Depositary for the Global Debentures and a successor Depositary for the Global Debentures is not appointed by the Company within 90 days after delivery of such notice; or

          (ii) the Company delivers to the Trustee an Officers' Certificate or an order signed by two Officers of the Company notifying the Trustee that it elects to cause the issuance of Certificated Debentures under this Indenture, then the Company shall execute, and the Trustee shall, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, authenticate and deliver, Certificated Debentures in an aggregate principal amount equal to the principal amount of the Global Debentures in exchange for such Global Debentures.

     (g) Legends

          (i) Except as permitted by the following paragraphs (ii), (iii) and
     (iv), each Debenture certificate evidencing Global Debentures and, after the Remarketing Settlement Date, Certificated Debentures (and all Debentures issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form (each a "Transfer Restricted Security"):

     "THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD

     OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A,
     (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

          (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Debenture) pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act:

               (A) in the case of any Transfer Restricted Security that is a Certificated Debenture, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Certificated Debenture that does not bear the legend set forth in (i) above and rescind any restriction on the transfer of such Transfer Restricted Security upon receipt of a certification from the transferring Holder substantially in the form of Exhibit B-3 hereto; and

               (B) in the case of any Transfer Restricted Security represented by a Global Debenture, such Transfer Restricted Security shall not be required to bear the legend set forth in (i) above, but shall continue to be subject to the provisions of Section 2.06(a) and (b) hereof; provided, however, that with respect to any request for an exchange of a Transfer Restricted Security that is represented by a Global Debenture for a Certificated Debenture that does not bear the legend set forth in (i) above, which request is made in reliance upon Rule 144, the Holder thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144 (such certification to be substantially in the form of Exhibit B-4 hereto).

          (iii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Debenture) in reliance on any exemption from the registration requirements of the Securities Act (other than exemptions pursuant to Rule 144A or Rule 144 under the Securities Act) in which the Holder or the transferee provides an Opinion of Counsel to the Company and the Registrar in form and substance reasonably acceptable to the Company and the Registrar (which Opinion of Counsel shall also state that the transfer restrictions contained in the legend are no longer applicable):

               (A) in the case of any Transfer Restricted Security that is a Certificated Debenture, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Certificated Debenture that does not bear the legend set forth in (i) above and rescind any restriction on the transfer of such Transfer Restricted Security; and

               (B) in the case of any Transfer Restricted Security represented by a Global Debenture, such Transfer Restricted Security shall not be required to bear the legend set forth in (i) above, but shall continue to be subject to the provisions of Section 2.06(a) and (b) hereof.

          (iv) Notwithstanding the foregoing, upon consummation of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with
     Section 2.02 hereof, the Trustee shall authenticate Series B Debentures in exchange for Series A Debentures accepted for exchange in the Exchange Offer, which Series B Debentures shall not bear the legend set forth in (i) above, and the Registrar shall rescind any restriction on the transfer of such Series B Debentures, in each case unless the Holder of such Series A Debentures is either (A) a broker-dealer, (B) a Person participating in the distribution of the Series

     A Debentures or (C) a Person who is an affiliate (as defined in Rule 144A) of the Company.

     (h) Cancellation and/or Adjustment of Global Debentures. At such time as all beneficial interests in Global Debentures have been exchanged for Certificated Debentures, redeemed, repurchased or cancelled, all Global Debentures shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Debenture is exchanged for an interest in another Global Debenture or for Certificated Debentures, redeemed, repurchased or cancelled, the principal amount of Debentures represented by such Global Debenture shall be reduced accordingly and an endorsement shall be made on such Global Debenture, by the Trustee or the Debenture Custodian, at the direction of the Trustee, to reflect such reduction.

     (i)  General Provisions Relating to Transfers and Exchanges

          (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Debentures and, after the Remarketing Settlement Date, Certificated Debentures, at the Registrar's request.

          (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Article 3 and Sections 4.06, 4.07 and 9.05 hereof).

          (iii) The Registrar shall not be required to register the transfer of or exchange any Debenture selected for redemption in whole or in part, except the unredeemed portion of any Debenture being redeemed in part.

          (iv) All Certificated Debentures and Global Debentures issued upon any registration of transfer or exchange of Certificated Debentures or Global Debentures shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Certificated Debentures or Global Debentures surrendered upon such registration of transfer or exchange.

          (v) The Company shall not be required:

               (A) to issue, to register the transfer of or to exchange Debentures during a period beginning at the opening of business 15 days before the day of any selection of Debentures for redemption under
          Section 3.02 hereof and ending at the close of business on the day of selection; or

               (B) to register the transfer of or to exchange any Debenture so selected for redemption in whole or in part, except the unredeemed portion of any Debenture being redeemed in part; or

               (C) to register the transfer of or to exchange a Debenture between a record date and the next succeeding interest payment date.

          (vi) Prior to due presentment for the registration of a transfer of any Debenture, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Debenture is registered as the absolute owner of such Debenture for the purpose of receiving payment of principal of and interest and Additional Interest, if any, on such Debentures, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary.

          (vii) The Trustee shall authenticate Certificated Debentures and Global Debentures in accordance with the provisions of Section 2.02 hereof.

     The Registrar may rely on information set forth in a certificate substantially in the form of Exhibit B-1, B-2, B-3, B-4 or B-5 hereto, and other certificates and opinions received pursuant to this Section 2.06 and, in the absence of receipt of such a certificate or opinion, shall not be deemed to have knowledge of a transfer of an interest in a Global Security absent actual knowledge of such transfer.

Section 2.07  Replacement Debentures

     If any mutilated Debenture is surrendered to the Trustee, or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Debenture, the Company shall issue and the Trustee, upon the written order of the Company signed by two Officers of the Company, shall authenticate a replacement Debenture if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Debenture is replaced. The Company may charge for its expenses in replacing a Debenture.

     Every replacement Debenture is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Debentures duly issued hereunder.

Section 2.08  Outstanding Debentures

     The Debentures outstanding at any time are all the Debentures authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Debenture effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Debenture does not cease to be outstanding because the Company or an Affiliate of the Company holds the Debenture.

     If a Debenture is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Debenture is held by a bona fide purchaser.

     If the principal amount of any Debenture is considered paid under Section
4.01 hereof, it ceases to be outstanding and interest and Additional Interest, if any, on it ceases to accrue.

     If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay the principal amount of any Debentures due and payable on that date, then on and after that date such Debentures shall be deemed to be no longer outstanding and shall cease to accrue interest and Additional Interest.

Section 2.09  Treasury Debentures

     In determining whether the Holders of the required principal amount of Debentures have concurred in any direction, waiver or consent, Debentures owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Debentures that the Trustee knows are so owned shall be so disregarded.

Section 2.10  Temporary Debentures

     Until Certificated Debentures are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Debentures upon a written order of the Company signed by two Officers of the Company. Temporary Debentures shall be substantially in the form of Certificated Debentures but may have variations that the Company considers appropriate for temporary Debentures and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Certificated Debentures in exchange for temporary Debentures.

     Holders of temporary Debentures shall be entitled to all of the benefits of this Indenture.

Section 2.11  Cancellation

     The Company at any time may deliver Debentures to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Debentures surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Debentures surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Debentures (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all cancelled Debentures shall be delivered to the Company. The Company may not issue new Debentures to replace Debentures that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12  Defaulted Interest

     If the Company defaults in a payment of interest on the Debentures, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Debentures and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Debenture and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

                                   ARTICLE 3
                           REDEMPTION AND REMARKETING

Section 3.01  Notices to Trustee

     If the Company elects to redeem Debentures pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 45 days but not more than 60 days before a redemption date (unless a shorter notice shall be satisfactory to the Trustee), an Officers' Certificate setting forth the Section of this Indenture pursuant to which the redemption shall occur, the redemption date, the principal amount of Debentures to be redeemed and the redemption price.

Section 3.02  Selection of Debentures to Be Redeemed

     If less than all of the Debentures are to be redeemed, the Trustee shall select the Debentures to be redeemed among the Holders of the Debentures in compliance with the requirements of the principal national securities exchange, if any, on which the Debentures are listed or, if the Debentures are not so listed, on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate. In the event of partial redemption by lot, the Trustee shall make the selection not less than 30 nor more than 60 days prior to the redemption date from the outstanding Debentures not previously called for redemption.

     The Trustee shall promptly notify the Company in writing of the Debentures selected for redemption and, in the case of any Debenture selected for partial redemption, the portion of the principal amount thereof to be redeemed. Debentures and portions of them selected to be redeemed shall be in principal amounts of $1,000 or whole multiples of $1,000; except that if all of the Debentures of a Holder are to be redeemed, the entire outstanding amount of Debentures held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Debentures called for redemption also apply to portions of Debentures called for redemption.

Section 3.03  Notice of Redemption

     At least 30 days but not more than 60 days before a redemption date (other than a redemption in connection with a Special Mandatory Redemption), the Company shall mail, by first class mail, a notice of redemption to each Holder whose Debentures are to be redeemed at its registered address.

     The notice shall identify the Debentures to be redeemed and shall state:

          (1)  the redemption date;

          (2)  the redemption price;

          (3) if any Debenture is being redeemed in part, the portion of the principal amount of such Debenture to be redeemed and that, after the redemption date, upon surrender of such Debenture, a new Debenture or Debentures in principal amount equal to the unredeemed portion will be issued;

          (4) the name and address of the Paying Agent;

          (5) that Debentures called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (6) that, unless the Company defaults in making such redemption payment, interest and Additional Interest, if any, on Debentures called for redemption ceases to accrue on and after the redemption date;

          (7) the paragraph of the Debentures pursuant to which the Debentures called for redemption are being redeemed; and

          (8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Debentures.

     At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense.

Section 3.04  Effect of Notice of Redemption

     Once notice of redemption is mailed, Debentures called for redemption become irrevocably due and payable on the redemption date at the price set forth in the Debenture.

Section 3.05  Deposit of Redemption Price

     (a) On or before the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest and Additional Interest, if any, on all Debentures to be redeemed on that date. The Trustee or the Paying Agent shall return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest and Additional Interest, if any, on all Debentures to be redeemed.

     (b) If the Company is required to redeem Debentures on the Scheduled Remarketing Settlement Date as part of a Special Mandatory Redemption, by 12:00 P.M., New York City time, on the Business Day prior to the Scheduled Remarketing Settlement Date, the Company shall deposit irrevocably, with the Trustee, sufficient funds to pay the Redemption Price with respect to the Debentures to be redeemed. Promptly thereafter, and in any event no later than 12:30 P.M., New York City time, on such Business Day prior to the Scheduled Remarketing Settlement Date, the Indenture Trustee shall give notice to the Remarketing Agent, in writing, of the receipt or non-receipt of such funds.

     Interest on the Debentures to be redeemed will cease to accrue on the applicable redemption date, whether or not such Debentures are presented for payment, if the Company makes the redemption payment. If any Debenture called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest will be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Debentures and in Section
4.01 hereof. Section 8.06 shall apply to any Debentures not redeemed within 2 years from the redemption date.

Section 3.06  Debentures Redeemed in Part

     Upon surrender of a Debenture that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Debenture equal in principal amount to the unredeemed portion of the Debenture surrendered.

Section 3.07  Optional Redemption

     The Debentures are redeemable at the option of the Company, in whole or in part, at any time or from time to time through and including June 15, 2001 at a redemption price (the "Initial Optional Redemption Price") equal to the greater of (i) 100% of the principal amount of such Debentures and (ii) as determined by a Quotation Agent, the sum of the present values of the principal amount of such Debentures as if redeemed on June 14, 2002, together with scheduled prepayments of interest from the prepayment date to but excluding June 14, 2002, discounted to the prepayment date on a semi-annual basis (assuming a 360-day year consisting of 30-day months) at the Adjusted Treasury Rate, plus, in each case, accrued and unpaid interest and Additional Interest, if any, to the date of redemption.

     On and after June 15, 2012, the Debentures are redeemable prior to maturity at the option of the Company, in whole or in part, at any time at the redemption prices described in the next sentence, plus accrued and unpaid interest and Additional Interest, if any, to the date of redemption. The redemption price (expressed as a percentage of principal amount) shall be equal to 100% plus the product of (x) the Adjusted Distribution Rate and (y) the applicable Factor if redeemed during the twelve-month period beginning on June 15th of the years indicated below, the applicable "Factor" shall equal:


   YEAR                           %
   ----                          ---
   2012.......................   50%
   2013.......................   45%
   2014.......................   40%
   2015.......................   35%
   2016.......................   30%
   2017.......................   25%
   2018.......................   20%
   2019.......................   15%
   2020.......................   10%
   2021.......................    5%

   On and after June 15, 2022, the redemption price will be 100% of the principal amount of the Debentures to be redeemed, plus accrued and unpaid interest and Additional Interest, if any, to the date of redemption.

   Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.08  Special Mandatory Redemption

     If, by 4:00 P.M., New York City time, on any Scheduled Remarketing Date, the Remarketing Agent is unable to remarket, at a price of $1,000 per Security, all of the Securities tendered or deemed tendered for purchase in the Remarketing on such Scheduled Remarketing Date, then (i) such unsold Securities shall be exchanged on the related Scheduled Remarketing Settlement Date with the Trust for Debentures having an aggregate principal amount equal to the aggregate liquidation amount of such unsold Securities and such Debentures shall be immediately redeemed, unless (ii) as a result of such redemption, less than $25,000,000 principal amount of Debentures would remain outstanding. In such latter event, the Company shall redeem on such Scheduled Remarketing Settlement Date all of the Debentures (thereby causing the Trust to redeem all of the outstanding Securities) and the Remarketing will be cancelled. In either case of (i) or (ii) above, the redemption price of the Debentures shall be 100% of the principal amount of the outstanding Debentures so redeemed.

     If a Dissolution Event occurs prior to a Scheduled Remarketing Date, references in this Section 3.08 to Securities shall be deemed to be references to the Debentures and references to a Remarketing of Securities shall be deemed to be references to a Remarketing of the Debentures.

     Any redemption pursuant to this Section 3.08 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.09  Special Event Redemption; Shortening of Maturity

     If an Investment Company Event shall occur and be continuing, the Company has option, after the Remarketing Settlement Date, to redeem the Debentures, in whole but not in part, at any time within 90 days following the occurrence of such an Investment Company Event at a redemption price equal to 100% of the aggregate principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the date of redemption.

     If a Tax Event shall occur and be continuing and in the opinion of independent tax counsel to the Trust experienced in such matters, there would in all cases, after effecting the termination of the Trust and the distribution of the Debentures to the holders of the Trust Securities in exchange therefor upon liquidation of the Trust, be more than an insubstantial risk that the Tax Event would continue to exist, then the Company will have the right (a) to shorten the Stated Maturity of the Debentures to a date not earlier than June 14, 2012 (a "Maturity Advancement") such that, in the opinion of such independent tax counsel, after advancing the Stated Maturity of the Debentures, interest paid on the Debentures will be deductible by the Company for United States federal income tax purposes or (b) after the Scheduled Remarketing Date, to redeem the Debentures, in whole but not in part, at any time within 90 days following the occurrence of a Tax Event at a redemption price equal to 100% of the aggregate principal amount thereof, plus accrued and unpaid interest and Additional Interest to the date of redemption.

     Any redemption pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.10  Tax Opinion Redemption

     If the Company receives a Tax Opinion at least 35 business days prior to the Election Date, the Remarketing may be cancelled at the option of the Company, in which case the Debentures shall be redeemed by the Company on the Scheduled Remarketing Settlement Date, in whole but not in part, at a redemption price equal to 100% of the principal amount of such Debentures plus accrued and unpaid interest and Additional Interest thereon to such Scheduled Remarketing Settlement Date.

     Any redemption pursuant to this Section 3.10 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.11  Transfer Restricted Security Redemption

     If an Exchange Offer occurs under the Registration Rights Agreement, the Company shall be required, on the Remarketing Settlement Date, to redeem, in whole (but not in part), Series A Debentures which were not exchanged pursuant to the Exchange Offer (a "Transfer Restricted Security Redemption"). As part of a Transfer Restricted Security Redemption, on the Schedule Remarketing Settlement Date, Remarketed Par Securities, Series A of the Trust which were not exchanged pursuant to the Exchange Offer shall be exchanged with the Trust for Series A Debentures having an aggregate principal amount equal to the aggregate liquidation of such Securities and such Debentures shall immediately be redeemed by the Company at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, to the date of redemption. If the Company is required to redeem Debentures in connection with a Transfer Restricted Security Redemption, holders of such Securities shall receive notice of such redemption at or prior to the time that the Notice of Remarketing is required to be given to the Depository pursuant to
Section 3.12.

     Any redemption pursuant to this Section 3.11 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.12  Remarketing

     This Section 3.12 shall only become effective upon a Dissolution Event which occurs prior to the Remarketing of the Securities pursuant to Section 7.5 of the Declaration. Until such Dissolution Event, this Section 3.12 shall have no force and effect.

     (a) If the Company receives a Tax Opinion at least 35 Business Days prior to an Election Date, the Company shall have the option to cancel the Remarketing by giving, to the Property Trustee, the Depositary and the Remarketing Agent, written notice of such cancellation. In such event, all of the Debentures are subject to a Tax Opinion Redemption in accordance with Section 3.10.

     (b) If the Company does not receive such a Tax Opinion or if the Company does not elect to cancel the Remarketing after receiving such a Tax Opinion, not less than 20 nor more than 35 Business Days prior to the Election Date, the Company shall give a Notice of Remarketing of the Debentures to the Depositary, with copies to the Trustee and the Remarketing Agent, not less than 20 nor more than 35 Business Days prior to the Election Date.

     (c) Not later than 4:00 P.M., New York City time, on the Election Date, each holder of Debentures may give a Notice of Election ("Notice of Election"), to the Trustee of its election (i) to retain and not to have all or any portion of the Debentures owned by it remarketed in the Remarketing to be conducted on the Scheduled Remarketing Date or (ii) to tender all or any portion of such Debentures for purchase in such Remarketing (such portion, in either case, shall be in a principal amount of $1,000 or any integral multiple thereof). Any Notice of Election given to the Trustee shall be irrevocable and may not be conditioned upon the level at which the Adjusted Interest Rate is established in the Remarketing. Promptly after 4:30 P.M., New York City time, on the Election Date, the Trustee, based on the Notices of Election received by it through the Depositary prior to such time, shall notify the Company and the Remarketing Agent of the aggregate principal amount of Debentures to be retained by Holders and the aggregate principal amount of Debentures tendered for purchase in the Remarketing.

     (d) If any holder of Debentures gives a Notice of Election to tender Debentures as described in clause (ii) of Section 3.12(b), the Debentures so subject to such Notice of Election shall be deemed tendered for purchase in the Remarketing, notwithstanding any failure by such holder of Debentures to deliver or properly deliver such Debentures to the Remarketing Agent for purchase. If any holder of Debentures fails timely to deliver a Notice of Election, as described in Section 3.12(b), such Debentures shall be deemed tendered for purchase in the Remarketing, notwithstanding such failure or the failure by such holder to deliver or properly deliver Debentures to the Remarketing Agent for purchase.

     (e) The right of each holder of Debentures to have Debentures tendered for purchase shall be limited to the extent that (i) the Remarketing Agent conducts a remarketing pursuant to the terms of the Remarketing Agreement, (ii) Debentures tendered have not been called for redemption, (iii) the Remarketing Agent is able to find a purchaser or purchasers for tendered Debentures at an Adjusted Interest Rate that does not exceed the Maximum Adjusted Distribution Rate and (iv) such purchaser or purchasers deliver the purchase price therefor to the Remarketing Agent.

     (f) Prior to 4:00 P.M., New York City time, on the Scheduled Remarketing Date, the Remarketing Agent shall determine the Adjusted Distribution Rate, which shall be the rate per annum (rounded to the nearest one-thousandth (0.001) of one percent per annum) which the Remarketing Agent determines, in its sole judgment, to be the lowest rate per annum, if any, not exceeding the Maximum Adjusted Interest Rate that will enable it to remarket all Debentures tendered or deemed tendered for purchase at a price of 100% of the aggregate principal amount of such Debentures (the "Adjusted Interest Rate "). Notwithstanding the foregoing, if the Remarketing Agent is able to remarket some, but is unable to remarket all, of the Debentures tendered or deemed tendered for purchase in the Remarketing, the Adjusted Interest Rate shall be the highest rate, not exceeding the Maximum Adjusted Interest Rate, required to remarket Debentures sold in the Remarketing . If holders of Securities submit Notices of Election to retain all of the Securities then outstanding, the Adjusted Distribution Rate will be the rate determined by the Remarketing Agent in its sole discretion, as the rate that would have been established had a Remarketing been held on the Scheduled Remarketing Date. Under Section 4 of the Remarketing Agreement, the Company, in its capacity as the issuer of Debentures, shall be liable for, and shall pay, any and all costs and expenses incurred in connection with the Remarketing and the Trust shall not be liable for any such costs and expenses.

     (g) By approximately 4:30 P.M., New York City time, on the Scheduled Remarketing Date, the Remarketing Agent shall advise, by telephone (i) the Depositary, the Trustee, the Trust and the Company of the Adjusted Interest Rate determined in the Remarketing and the aggregate principal amount of Debentures sold in the Remarketing, (ii) each purchaser (or the Depositary Participant thereof) of the Adjusted Interest Rate determined in the Remarketing and the aggregate principal amount of Debenture such purchaser is to purchase and (iii) each purchaser to give instructions to its Depositary Participant to pay the purchase price on the Scheduled Remarketing Settlement Date in same day funds against delivery of the Debentures purchased through the facilities of the Depositary.

     (h) In accordance with the Depositary's normal procedures, on the Remarketing Settlement Date, the transactions described above with respect to the Debentures tendered for purchase and sold in the Remarketing shall be executed through the Depositary, if the Depositary or its nominee is the holder of such Debentures, and the accounts of the respective Depositary Participants shall be debited and credited and such Debentures delivered by book entry as necessary to effect purchases and sales of such Debentures. The Depositary shall make payment in accordance with its normal procedures.

     (i) If any holder selling Debentures in the Remarketing fails to deliver such Debentures, the Depositary Participant of such selling holder and of any other person that was to have purchased Debentures in the Remarketing may deliver to any such other person an aggregate principal amount of Debentures that is less than the aggregate principal amount of the Debentures that otherwise was to be purchased by such person. In such event, the aggregate principal amount of the Debentures that is to be so delivered shall be determined by such Depositary Participant, and delivery of such lesser amount of Debentures shall constitute good delivery.

     (j) The Remarketing Agent is not obligated to purchase any Debentures that would otherwise remain unsold in a Remarketing. Neither the Trust nor any Trustee nor the Company nor the Remarketing Agent shall be obligated in any case to provide funds to make payment upon tender of Debentures for Remarketing.


                                   ARTICLE 4
                                   COVENANTS

Section 4.01  Payment of Debentures

     (a) The Company shall pay or cause to be paid the principal of, premium, if any, and interest and Additional Interest, if any, on the Debentures on the dates and in the manner provided in the Debentures. Principal, premium, if any, and interest and Additional Interest, if any, shall be considered paid on the date due if the Paying Agent (other than the Company or a Subsidiary), holds at least one Business Day before that date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest and Additional Interest, if any, then due. Such Paying Agent shall return to the Company, no later than five Business Days following the due date for payment, any money (including accrued interest, if any) that exceeds such amount of principal, premium, if any, and interest and Additional Interest, if any, required for payment on the Debentures.

     (b) The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the applicable interest rate on the Debentures to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

     (c) From the Issue Date to but excluding the Remarketing Settlement Date, the "Applicable Interest Rate" will be 10 1/4% per annum (the "Initial Interest Rate"). From the Remarketing Settlement Date to but excluding the date of redemption of the Debentures, the Applicable Interest Rate will equal the Adjusted Distribution Rate (or, if a Dissolution Event occurs prior to the Scheduled Remarketing Date, the Adjusted Interest Rate) that results from the Remarketing consummated on the Remarketing Settlement Date.

     The Debentures shall accrue interest at the Applicable Interest Rate, from the Issue Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, and shall be payable, semi-annually in arrears, on June 15 (June 14 in 2002) and December 15 of each year, commencing December 15, 1997, and on each Scheduled Remarketing Settlement Date (each, an "Interest Payment Date"), until the principal thereof is paid or made available for payment, to the holder of such Debenture on the close of business on the regular record rate.

     Interest that is not paid on an applicable Interest Payment Date, to the extent permitted by law, will compound semi-annually and will accrue at the Applicable Interest Rate in effect at the beginning of the related interest period, including (to the extent permitted by applicable law) during an extension of an interest payment period as set forth below in Section 4.01(d).

     The amount of interest payable for any period will be computed (i) for any full 180-day semi-annual interest payment period, on the basis of a 360-day year of twelve 30-day months and (ii) for any period shorter than a full 180-day semi-annual interest payment period, on the basis of 30-day months and for periods of less than a month, the actual number of days elapsed per 30-day month. In the event that any date on which interest is payable on the Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any additional interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable.

     The term "interest", as used herein, shall include interest payments, Additional Interest and interest on interest payments not paid on the applicable Interest Payment Date.

     (d) Following the Remarketing Settlement Date, as long as no Event of Default has occurred and is continuing, the Company shall have the right, at any time during the term of the Debentures, from time to time, to defer payment of interest on such Debentures, for a period not to exceed to 10 consecutive semi-annual periods (an "Extension Period"); provided, that no Extension Period may extend beyond the Stated Maturity of the Debentures. There may be multiple Extension Periods of varying lengths during the term of the Debentures. At the end of each Extension Period, if any, the Company shall pay all interest and Additional Interest then accrued and unpaid, together with interest thereon, compounded semi-annually at the Applicable Interest Rate in effect at the beginning of such Extension Period, to the extent permitted by applicable law. During any such Extension Period, the Company may not, and may not permit any Subsidiary of the Company to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank on a parity with or junior in interest to the Debentures or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any Subsidiary of the Company if such guarantee ranks on a parity or junior in interest to the Debentures (other than (a) dividends or distributions in common stock of the Company, (b) payments under the Company Guarantee, (c) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, and (d) purchases of common stock related to the issuance of common stock or rights under any of the Company's benefit plans). Prior to the termination of any such Extension Period, the Company may further extend the interest payment period, provided that no Extension Period may exceed 10 consecutive semi-annual periods or extend beyond the Stated Maturity of the Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date, the Company may elect to begin a new Extension Period subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof.

     (e) The Company shall give the Property Trustee, the Regular Trustees and the Trustee written notice of its election of such Extension Period not less than one Business Day prior to the record date for the related interest payment. The Property Trustee shall promptly give notice of the Company's selection of such Extension Period to the holders of the Securities.

Section 4.02  Maintenance of Office or Agency

     The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee or Registrar) where Debentures may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Debentures and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

     The Company may also from time to time designate one or more other offices or agencies where the Debentures may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

     The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03.

Section 4.03  Compliance Certificate

     (a) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether each has kept, observed, performed and fulfilled in all respects its obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of his knowledge each has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in any respect in default in the performance or observance of any of the terms, provisions and conditions hereof or thereof (or, if such Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he may have knowledge and what action each is taking or proposes to take with respect thereto).

     (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03 above shall be accompanied by a written statement of the

Company's independent public accountants (who shall be a firm of established national reputation reasonably satisfactory to the Trustee) that in making the examination necessary for certification of such financial statements nothing has come to their attention which would lead them to believe that either the Company or any of its Subsidiaries has violated any provisions of Article 4 or Article 5 of this Indenture or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any person for any failure to obtain knowledge of any such violation.

     (c) The Company shall, so long as any of the Debentures are outstanding, deliver to the Trustee, forthwith upon becoming aware of (i) any Default or Event of Default or (ii) any event of default under any other mortgage, indenture or instrument as that term is used in Section 6.01(v) which permits an acceleration that could become an Event of Default, an Officers' Certificate specifying such Default, Event of Default or event of default and what action the Company is taking or proposes to take with respect thereto.

Section 4.04  Taxes

     The Company shall, and shall cause each of its Subsidiaries to, pay prior to delinquency all material taxes, assessments, and governmental levies except as contested in good faith and by appropriate proceedings.

Section 4.05  Stay, Extension and Usury Laws

     The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.06  Change of Control

     Upon the occurrence of a Change of Control on or prior to the Remarketing Settlement Date, each Holder of Debentures shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Debentures pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, thereon to the date of purchase (the "Change of Control Payment"). If at the time of the Change of Control the Trust is the owner of all of the Debentures, the Trust shall make the Change of Control Offer for the Securities in accordance with the procedures set forth in Section 7.15 of the Declaration, and the Company shall repurchase the Debentures exchanged by the Trust for the Securities as set forth in the Declaration. In connection with such a Change of Control Offer, on the Change of Control Purchase Date, the Company shall promptly deposit with the Trustee an amount equal to the Change of Control Payment in respect of all Securities or portions thereof so exchanged. The Trustee shall promptly mail to each holder of Securities so exchanged the Change of Control Payment for such Securities.

     The following procedures apply to a Change of Control Offer when the Trust is not the owner of all of the Debentures:

     Within 10 days following any Change of Control, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Debentures pursuant to the procedures required by this Indenture and described in such notice. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Debentures as a result of a Change of Control.

     The Change of Control Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Change of Control Offer Period"). No later than five Business Days after the termination of the Change of Control Offer Period (the "Change of Control Purchase Date"), the Company shall purchase all Debentures tendered in response to the Change of Control Offer. Payment for any Debentures so purchased shall be made in the same manner as interest payments are made.

     If the Change of Control Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Debenture is registered at the close of business on such record date, and no additional interest or Additional Interest, if any, shall be payable to Holders who tender Debentures pursuant to the Change of Control Offer.

     On the Change of Control Payment Date, the Company shall, to the extent lawful, (a) accept for payment all Debentures or portions thereof properly tendered pursuant to the Change of Control Offer, (b) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Debentures or portions thereof so tendered and (c) deliver or cause to be delivered to the Trustee the Debentures so accepted together with an Officers' Certificate stating the aggregate principal amount of Debentures or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to each Holder of Debentures so tendered the Change of Control Payment for such Debentures, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Debenture equal in principal amount to any unpurchased portion of the Debentures surrendered, if any; provided that each such new Debenture shall be in a principal amount of $1,000 or an integral multiple thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

Section 4.07  Asset Sales

     On or prior to the Remarketing Settlement Date, the Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale in excess of $1,000,000 unless (i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors, except for sales of Securitization Related Assets, which require no such resolution) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents; provided that the amount of (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet, excluding contingent liabilities and trade payables), of the Company or any such Restricted Subsidiary that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability and (y) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are promptly, but in no event more than 30 days after receipt, converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision.

     Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company or the Restricted Subsidiary may apply such Net Proceeds, (a) to permanently reduce Senior Indebtedness (other than the Debentures or the 9 7/8% Senior Notes or the Subsidiary Guarantees thereof) of the Company or of the Subsidiary Guarantors, or (b) to an Investment (excluding Guarantees of Indebtedness or other obligations), the making of a capital expenditure or the acquisition of other tangible assets, in each case in or with respect to a Related Business. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph shall be deemed to constitute "Excess Proceeds." If at the time of the Asset Sale Offer the Trust is the owner of all of the Debentures, the Trust shall make the Asset Sale Offer for the Securities in accordance with the procedures set forth in Section 7.16 of the Declaration, and the Company shall repurchase the Debentures exchanged by the Trust for the Securities as set forth in the Declaration. Promptly following such exchange, the Company shall (but in any case not later than five days after the Asset Sale Purchase Date) mail or deliver to each tendering holder of Securities an amount equal to 100% of the principal amount of the Debentures exchanged therefor plus accrued and unpaid interest thereon, including Additional Interest to the date of purchase.

     The following procedures apply to an Asset Sale Offer when the Trust is not the owner of all of the Debentures:

     When the aggregate amount of Excess Proceeds exceeds $5,000,000, the Company shall be required to make an offer to all Holders of Debentures and, at the Company's election, the 9 7/8% Senior Notes (an "Asset Sale Offer") to purchase the maximum principal amount of Debentures (and, if applicable, the 9 7/8% Senior Notes) that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, thereon to the date of purchase, in accordance with the procedures set forth in this Indenture and in the indenture governing the 9 7/8% Senior Notes.

     To the extent that the aggregate amount of Debentures (and, if applicable, the 9 7/8% Senior Notes) tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

     An Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Asset Sale Offer Period"). No later than five Business Days after the termination of the Asset Sale Offer Period (the "Asset Sale Purchase Date"), the Company shall purchase the principal amount of Debentures (and, if applicable, the 9 7/8% Senior Notes) required to be purchased pursuant to this covenant (the "Asset Sale Offer Amount") or, if less than the Asset Sale Offer Amount has been tendered, all Debentures (and, if applicable, the 9 7/8% Senior Notes) tendered in response to the Asset Sale Offer. Payment for any Debentures (and, if applicable, the 9 7/8% Senior Notes) so purchased shall be made in the same manner as interest payments are made.

     If the Asset Sale Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and Additional Interest, if any, shall be paid to the Person in whose name a Debenture is registered at the close of business on such record date, and no additional interest or Additional

Interest, if any, shall be payable to Holders who tender Debentures pursuant to the Asset Sale Offer.

     On or before the Asset Sale Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Asset Sale Offer Amount of Debentures (and, if applicable, the 9 7/8% Senior Notes) or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Asset Sale Offer Amount has been tendered (and, if applicable, the 9 7/8% Senior Notes), all Debentures (and, if applicable, the 9 7/8% Senior Notes) tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Debentures (and, if applicable, the 9 7/8% Senior Notes) or portions thereof were accepted for payment by the Company in accordance with the terms of this covenant. The Company, the Depository or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Asset Sale Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Debentures (and, if applicable, the 9 7/8% Senior Notes) tendered by such Holder and accepted by the Company for purchase. The Company shall promptly issue a new Debenture, and the Trustee, upon written request from the Company shall authenticate and mail or deliver such new Debenture to such Holder, in a principal amount equal to any unpurchased portion of the Debenture surrendered. Any Debenture not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on the Asset Sale Purchase Date.

Section 4.08  Restricted Payments

     On or prior to the Remarketing Settlement Date, the Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:
(i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company) or to the direct or indirect holders of the Company's or any of its Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or dividends or distributions payable to the Company or any Restricted Subsidiary that is a Subsidiary Guarantor or to SPTL);
(ii) purchase, redeem or otherwise acquire or retire for value (including without limitation in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company or other Affiliate of the Company (other than any such Equity Interests owned by the Company or any Restricted Subsidiary of the Company that is a Subsidiary Guarantor or by SPTL); (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Debentures (other than Debentures), except a payment of interest or principal at Stated Maturity; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted
Payment:

     (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

     (b) at the time of and immediately after giving effect to such Restricted Payment, the Company would be able to incur at least $1.00 of additional Indebtedness pursuant to the test in the first sentence of Section 4.09; and

     (c) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (x) and (y) of the next succeeding paragraph), is less than the sum of (i) 25% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Issue Date to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (ii) 100% of the aggregate net cash proceeds received by the Company from the issue or sale since the Issue Date of Equity Interests (other than Disqualified Stock) of the Company or of debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or convertible debt securities) sold to a Subsidiary of the Company and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock), (iii) to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (B) the initial amount of such Restricted Investment, (iv) 25% of any dividends received by the Company or a Wholly Owned Restricted Subsidiary that is a Subsidiary Guarantor or by SPTL after the Issue Date from an Unrestricted Subsidiary of the Company, plus (v) $15,000,000.

     The foregoing provisions shall not prohibit: (v) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture; (w) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company or any Restricted Subsidiary in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of other Equity Interests of the Company (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c)(ii) of the preceding paragraph; (x) the defeasance, redemption or repurchase of subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness or the substantially concurrent sale (other than to a Subsidiary of the Company) of Equity Interests of the Company (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c)(ii) of the preceding paragraph; (y) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Subsidiary of the Company held by any member of the Company's (or any of its Subsidiaries') management pursuant to any management equity subscription agreement or stock option agreement or other management agreement or plan; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $500,000 in any twelve-month period plus the aggregate cash proceeds received by the Company during such twelve-month period from any reissuance of Equity Interests by the Company to members of management of the Company and its Subsidiaries; and (z) the repurchase, redemption or other retirement for value of any Equity Interests of any Restricted Subsidiary in a Strategic Investor Repurchase Transaction; and no Default or Event of Default shall have occurred and be continuing immediately after such transaction.

     The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated shall be deemed to be Restricted Payments at the time of such designation and shall reduce the amount available for Restricted Payments under the first paragraph of this covenant. All such outstanding Investments shall be deemed to constitute Investments in an amount equal to the greatest of (x) the net book value of such Investments at the time of such designation, (y) the fair market value of such Investments at the time of such designation and (z) the original fair market value of such Investments at the time they were made. Such designation shall only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

     The amount of all Restricted Payments (other than cash) shall be the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) on the date of the Restricted Payment of the asset(s) proposed to be transferred by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.08 were computed, which calculations may be based upon the Company's latest available financial statements.

Section 4.09  Incurrence of Indebtedness and Issuance of Preferred Stock

     On or prior to the Remarketing Settlement Date, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume, guaranty or otherwise become directly or indirectly liable with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and the Company shall not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company or any Subsidiary Guarantor may incur Indebtedness (including Acquired Debt) or any Subsidiary Guarantor may issue preferred stock or SPTL may incur Permitted SPTL Preferred Stock if, on the date of such incurrence and after giving effect thereto, the Company's Consolidated Leverage Ratio does not exceed 2.0 to 1.0.

     The foregoing provisions shall not apply to:

     (i) Indebtedness of the Company existing on the Issue Date;

     (ii) the incurrence by the Company of Indebtedness represented by the Debentures or by the Subsidiary Guarantors of Indebtedness represented by the Subsidiary Guarantees;

     (iii) the incurrence of Permitted Warehouse Indebtedness by the Company or any of its Restricted Subsidiaries, and any Guarantee by the Company of such Indebtedness incurred by a Restricted Subsidiary, provided, however, that to the extent any such Indebtedness of the Company or a Subsidiary Guarantor ceases to constitute Permitted Warehouse Indebtedness, such Indebtedness shall be deemed to be incurred at such time by the Company or such Subsidiary Guarantor, as the case may be;

     (iv) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, Indebtedness that was permitted by this Indenture to be incurred or that was outstanding at the Issue Date;

     (v) the incurrence by the Company or a Restricted Subsidiary of Hedging Obligations directly related to (A) Indebtedness of the Company or a Restricted Subsidiary incurred in conformity with the provisions of this Indenture, (B) Receivables held by the Company or its Restricted Subsidiaries pending sale in a Qualified Securitization Transaction, (C) Receivables of the Company or its Restricted Subsidiaries that have been sold pursuant to a Warehouse Facility,
(D) Receivables that the Company or the Restricted Subsidiary reasonably expects to purchase or commit to purchase, finance or accept as collateral, or (E) Securitization Related Assets and other assets owned or financed by the Company or its Restricted Subsidiaries in the ordinary course of business; provided, however, that, in the case of each of the foregoing clauses (A) through (E), such Hedging Obligations are eligible to receive hedge accounting treatment in accordance with GAAP as applied by the Company and its Restricted Subsidiaries on the Issue Date; and

     (vi) Indebtedness of the Subsidiary Guarantors or of SPTL to the Company or Permitted SPTL Preferred Stock issued to the Company to the extent that such Indebtedness or such Permitted SPTL Preferred Stock constitutes a Permitted Investment of the Company of the type permitted under the definition of Permitted Investments;

     (vii) the incurrence by the Company or any of its Restricted Subsidiaries other than a Special Purpose Subsidiary of intercompany Indebtedness owing to the Company or any of its Restricted Subsidiaries other than a Special Purpose Subsidiary; provided, however, that (i) any subsequent issuance or transfer of any Capital Stock which results in any such Indebtedness being held by a Person other than a Restricted Subsidiary and (ii) any sale or transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary (other than a Special Purpose Subsidiary) shall be deemed, in each case, to constitute the incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be;

     (viii) the incurrence by a Special Purpose Subsidiary of Non-Recourse Debt in a Qualified Securitization Transaction and the incurrence by the Company's Unrestricted Subsidiaries of Non-Recourse Debt; provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of the Special Purpose Subsidiary or other Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company; and

     (ix) the incurrence by the Company and its Restricted Subsidiaries of Indebtedness in an aggregate principal amount which, together with the principal amount of all Indebtedness of the Company and its Restricted Subsidiaries outstanding on the date of Incurrence (other than Indebtedness permitted by clauses (ii) through (vii) above, or the first paragraph of this covenant), does not exceed $10,000,000.

Section 4.10  Liens

     On or prior to the Remarketing Settlement Date, the Company shall not, and shall not permit any of its Restricted Subsidiaries to, create, incur or otherwise cause or suffer to exist or become effective any Lien for the benefit of any Indebtedness ranking pari passu with or junior to the Debentures, other than Permitted Liens, upon any property or assets of the Company or any Restricted Subsidiary of the Company or any shares of stock or debt of any Restricted Subsidiary of the Company which owns property or assets, now owned or hereafter acquired, unless (i) if such lien secures Indebtedness which is pari passu with the Debentures, then the Debentures are secured on an equal and ratable basis or (ii) if such lien secures Indebtedness which is junior to the Debentures, any such lien shall be junior to a lien granted to the holders of the Debentures. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens.

Section 4.11  Dividend and Other Payment Restrictions Affecting Subsidiaries

     On or prior to the Remarketing Settlement Date, the Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i)(a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to the Company or any of its Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its Restricted Subsidiaries or
(iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness as in effect on the Issue Date,
(b) the Warehouse Facilities as in effect as of the Issue Date, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, additions, replacements or refinancings thereof; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, additions, replacements or refinancings are no more restrictive with respect to such dividend and other payment restrictions than those contained in the Warehouse Facilities as in effect on the Issue Date, (c) Indebtedness or other contractual requirements of a Special Purpose Subsidiary in connection with a Qualified Securitization Transaction; provided that such restrictions apply only to such Special Purpose Subsidiary, (d) this Indenture and the Debentures, (e) applicable law, (f) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred, (g) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (h) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause
(iii) above on the property so acquired, or (i) Permitted Refinancing Indebtedness;

provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced.

Section 4.12  Transactions with Affiliates

     On or prior to the Remarketing Settlement Date, the Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $2,000,000, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10,000,000, in addition to such Officers' Certificate, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an investment banking firm of national standing which is not an Affiliate of the Company; provided, however, that such fairness opinion shall not be required with respect to a Qualified Securitization Transaction or other transaction that is made in the ordinary course of business of the Company or such Restricted Subsidiary, as the case may be, and is consistent with the past business practice of the Company or such Restricted Subsidiary. Notwithstanding the foregoing, the following shall not be deemed Affiliate Transactions: (i) any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary, (ii) any issuance of securities, or other payments, compensation, benefits, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary, (iii) the grant of stock options or similar rights to employees and directors of the Company pursuant to plans approved by the Board of Directors in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary,
(iv) loans or advances to employees in the ordinary course of business in accordance with the past practices of the Company or its Restricted Subsidiaries, but in any event not to exceed $500,000 in aggregate principal amount outstanding at any one time, (v) the payment of reasonable fees to directors of the Company and its Restricted Subsidiaries who are not employees of the Company or its Restricted Subsidiaries, (vi) transactions between or among the Company and/or its Restricted Subsidiaries, (vii) Restricted Payments and Permitted Investments (other than Strategic Investor Repurchase Transactions) that are permitted by Section 4.08, and (viii) transactions between a Special Purpose Subsidiary and any Person in which the Special Purpose Subsidiary has an Investment.

Section 4.13  Business Activities

     On or prior to the Remarketing Settlement Date, the Company shall not, and shall not permit any Restricted Subsidiary to, engage in any line of business that is not a Related Business (except as a result of Investments in other businesses made or acquired in connection with the activities or conduct of the Related Businesses in the ordinary course of business by the Company and its Restricted Subsidiaries, including Investments obtained as a result of the foreclosure of Liens securing amounts lent by the Company or any of its Restricted Subsidiaries).

Section 4.14  Reports

     On or prior to the Remarketing Settlement Date, whether or not required by the rules and regulations of the SEC, so long as any Debentures are outstanding, the Company shall furnish to the Holders of Debentures (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K even if the Company were not required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and
(ii) all current reports that would be required to be filed with the SEC on Form 8-K even if the Company were not required to file such reports. In addition, whether or not required by the rules and regulations of the SEC, the Company shall file a copy of all such information and reports with the SEC for public availability (unless the SEC shall not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company and the Subsidiary Guarantors have agreed that, for so long as any Debentures remain outstanding, they shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Section 4.15  Additional Subsidiary Guarantees

     On or prior to the Remarketing Settlement Date, the Company shall not, and shall not permit any of the Subsidiary Guarantors to, make any Investment in any Subsidiary that is not a Subsidiary Guarantor unless either (i) such Investment is permitted by the Section 4.08, or (ii) such Subsidiary executes a Subsidiary Guarantee and delivers an opinion of counsel in accordance with the provisions of this Indenture.

Section 4.16  Fees and Expenses

     Because the Trust is being formed solely to facilitate an investment in the Debentures, the Company, as borrower, hereby covenants to pay all debts and obligations (other than with respect to the Securities) and all costs and expenses of the Trust (including, but not limited to, all costs and expenses of the Trustees, all costs and expenses relating to the operation of the Trust, and all costs and expenses attributable to the Remarketing) and to pay any and all taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed on the Trust by the United States, or any other taxing authority, so that the net amounts received and retained by the Trust and the Property Trustee after paying such expenses will be equal to the amounts the Trust and the Property Trustee would have received had no such costs or expenses been incurred by or imposed on the Trust. The foregoing obligations of the Company are for the benefit of, and shall be enforceably by, any person to whom any such debts, obligations, costs, expenses and taxes are owed (each, a "Creditor") whether or not such Creditor has received notice thereof. Any such Creditor may enforce such obligations of the Company directly against the Company, and the Company irrevocably waives any right or remedy to require that any such Creditor take any action against the Trust or any other person before proceeding against the Company. The Company shall execute such additional agreements as may be necessary or desirable to give full effect to the foregoing.


                                   ARTICLE 5
                                   SUCCESSORS

Section 5.01 Limitations on Merger, Consolidation or Sale of Substantially All Assets

     The Company shall not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person unless: (i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia, (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Debentures and this Indenture pursuant to a supplemental Indenture in a form reasonably satisfactory to the Trustee; (iii) immediately after such transaction no Default or Event of Default exists; and (iv) except in the case of a merger of the Company with or into a Wholly Owned Restricted Subsidiary of the Company, the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and
(B) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the test described in the first sentence of Section 4.09.

     The Company shall deliver to the Trustee prior to the consummation of the proposed transaction an Officers' Certificate to the foregoing effect and an Opinion of Counsel stating that the proposed transaction and such supplemental indenture if applicable comply with this Indenture. The Trustee shall be entitled to conclusively rely upon such Officers' Certificate and Opinion of Counsel.

Section 5.02  Successor Corporation Substituted

     Upon any consolidation or merger, or any sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the Company shall not be released or discharged from the obligation to pay the principal of or interest on the Debentures.

                                   ARTICLE 6
                             DEFAULTS AND REMEDIES

Section 6.01  Events of Default

          On or prior to the Remarketing Settlement Date, the following constitute "Events of Default": (i) default for 30 days in the payment when due of interest on any Debenture; (ii) default in payment when due of the principal of or premium, if any, on any Debenture; (iii) failure by the Company for 30 days to comply with any of Sections 4.06, 4.07, 4.08 or 4.09 of this Indenture;
(iv) failure by the Company for 60 days after notice to comply with any of its other agreements in this Indenture or the Debentures; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of any grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5,000,000 or more; (vi) failure by the Company or any of its Significant Subsidiaries to pay final judgments aggregating in excess of $5,000,000, which judgments are not paid, discharged or stayed for a period of 60 days; (vii) except as permitted by this Indenture or if, at the time thereof, any Subsidiary Guarantee of a Subsidiary Guarantor that is a Significant Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or any Subsidiary Guarantor, or any Person acting on behalf of any such Subsidiary Guarantor, shall deny or disaffirm, in writing, its obligation under its Subsidiary Guarantee; (viii) the Company or any of its Significant Subsidiaries pursuant to or within the meaning of any Bankruptcy Law (a) commences a voluntary case, (b) consents to the entry of an order for relief against it in an involuntary case, (c) consents to the appointment of a Custodian of it or for all or substantially all of its property, (d) makes a general assignment for the benefit of its creditors, (e) generally is unable to pay its debts as the same become due; or (ix) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (a) is for relief against the Company or any of its Significant Subsidiaries in an involuntary case, (b) appoints a Custodian of the Company or any of its Significant Subsidiaries or for all or substantially all of their property, (c) orders the liquidation of the Company or any of its Significant Subsidiaries, and the order or decree remains unstayed and in effect for 60 days.

          After the Remarketing Settlement Date, only the events described in subparagraphs (i), (ii), (iv) and (viii) will constitute "Events of Default."

          The term "Bankruptcy Law" means title 11, U.S. Code or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

Section 6.02  Acceleration

          If an Event of Default (other than an Event of Default specified in clauses (viii) and (ix) of Section 6.01, with respect to the Company or any Restricted Subsidiary) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the then outstanding Debentures by written notice to the Company and the Trustee may declare the unpaid principal of and any accrued interest on all the Debentures to be due and payable immediately. Upon such declaration the principal and interest shall be due and payable immediately. If an Event of Default specified in clause (viii) or (ix) of Section 6.01 occurs with respect to the Company or any Restricted Subsidiary, such an amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. In the event of a declaration of acceleration of the Debentures because an Event of Default in Section 6.01(v) hereof has occurred and is continuing, such declaration of acceleration shall be automatically annulled if the holders of the Indebtedness described in Section 6.01(v) hereof have rescinded the declaration of acceleration in respect of such Indebtedness within 15 Business Days thereof and if (i) the annulment of such acceleration would not conflict with any judgment or decree of a court of competent jurisdiction, (ii) all existing Events of Default, except non-payment of principal or interest which shall have become due solely because of the acceleration, have been cured or waived and (iii) the Company has delivered an Officers' Certificate to the Trustee to the effect of clauses (i) and (ii) above. In accordance with the provisions of Section 6.04, the Holders of a majority in principal amount of the then outstanding Debentures by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal or interest that has become due solely because of the acceleration) have been cured or waived.

          In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Debentures pursuant to the optional redemption provisions of Section 3.07 of this Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Debentures. If an Event of Default occurs prior to June 15, 2000 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Debentures prior to such date, then the premium specified in Section 3.07 for optional redemptions shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Debentures.

Section 6.03  Other Remedies

          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal or interest on the Debentures or to enforce the performance of any provision of the Debentures or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Debentures or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04  Waiver of Past Defaults

          (1) Holders of a majority in aggregate principal amount of the Debentures then outstanding by written notice to the Trustee may on behalf of the Holders of all of the Debentures waive any existing Default or Event of Default and its consequences under this Indenture (except a continuing Default or Event of Default in the payment of interest or premium or Additional Interest on, or the principal of, any Debenture held by a non-consenting Holder). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

          (2) The Trustee may, without the consent of any Holders of the Debentures, waive any Event of Default that relates to untimely or incomplete reports or information if the legal rights of the Holders would not be materially adversely affected thereby and may waive any other defaults the effect of which would not materially adversely affect the rights of the Holders under this Indenture.

Section 6.05  Control by Majority

          The Holders of a majority in principal amount of the then outstanding Debentures may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders, or that may involve the Trustee in personal liability.

Section 6.06  Limitation on Suits

                            A Holder may pursue a remedy with respect to this
Indenture or the Debentures only if:

          (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

          (2) the Holders of at least 25% in principal amount of the then outstanding Debentures make a written request to the Trustee to pursue the remedy;

          (3) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

          (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

          (5) during such 60-day period the Holders of a majority in aggregate principal amount of the then outstanding Debentures do not give the Trustee a direction inconsistent with the request.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 6.07  Rights of Holders to Receive Payment

     Notwithstanding any other provision of this Indenture, the right of any Holder of a Debenture to receive payment of principal, premium, if any, and interest on the Debenture, on or after the respective due dates expressed in the Debenture, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or adversely affected without the consent of the Holder.

Section 6.08  Collection Suit by Trustee

     If an Event of Default specified in Section 6.01(i) or (ii) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and interest remaining unpaid on the Debentures and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09  Trustee May File Proofs of Claim

     The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Debentures), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders of the Debentures may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Debentures or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10  Priorities

     If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

     First:  to the Trustee, its agents and attorneys for amounts due under
Section 7.07, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

     Second: to Holders for amounts due and unpaid on the Debentures for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Debentures for principal, premium and interest, respectively;

     Third: without duplication, to Holders of Debentures for any other Obligations owing to the Holders of Debentures under the Debentures or this Indenture; and

     Fourth: to the Company or to such party as a court of competent jurisdiction shall direct.

     The Trustee may fix a record date and payment date for any payment to Holders.

Section 6.11  Undertaking for Costs

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in principal amount of the then outstanding Debentures.


                                   ARTICLE 7
                                    TRUSTEE

Section 7.01  Duties of Trustee

     (1) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

     (2) Except during the continuance of an Event of Default:

          (a) The duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee.

          (b) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

     (3) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (a) This paragraph does not limit the effect of paragraph (2) of this Section.

          (b) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

          (c) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

     (4) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (1),
(2) and (3) of this Section.

     (5) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

     (6) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

     (7) All indemnifications and releases from liability granted herein to the Trustee shall extend to the directors, officers, employees and agents of the Trustee and to the Paying Agent and Registrar.

Section 7.02  Rights of Trustee

     (1) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but the Trustee may, in its discretion, make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney.

     (2) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

     (3) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

     (4) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

     (5) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

     (6) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty unless so specified herein.

Section 7.03  Individual Rights of Trustee

     The Trustee in its individual or any other capacity may become the owner or pledgee of Debentures and may otherwise deal with the Company or an Affiliate with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 7.10 and
7.11. Subject to the provisions of Section 310(b) of the TIA, the Trustee shall be permitted to engage in transactions with the Company and its Subsidiaries other than those contemplated by this Indenture.

Section 7.04  Trustee's Disclaimer

     The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Debentures, it shall not be accountable for the Company's use of the proceeds from the Debentures or any money paid to the Company or upon the Company or upon the Company's direction under any provision hereof. The Trustee shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee and it shall not be responsible for any statement or recital herein or any statement in the Debentures or any other document in connection with the sale of the Debentures or pursuant to this Indenture other than its certificate of authentication.

Section 7.05  Notice of Defaults

     The Trustee shall not be deemed to have notice of a Default or an Event of Default unless (i) the Trustee has received written notice thereof from the Company or any Holder or (ii) a Responsible Officer of the Trustee shall have actual knowledge thereof. Except as otherwise expressly provided herein, the Trustee shall not be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein, or of any of the documents executed in connection with the Debentures, or as to the existence of a Default or Event of Default hereunder.

     Subject to Section 6.04(2), if a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders a notice of the Default or Event of Default within 90 days after it obtains knowledge of the existence of such Event of Default. Except in the case of a Default or Event of Default in payment of principal, premium or interest on any Debenture, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Holders.

Section 7.06  Reports by Trustee to Holders

     Within 60 days after each October 15 beginning with the October 15 following the date of this Indenture, the Trustee shall mail to Holders a brief report dated as of such reporting date that complies with TIA (S) 313(a) (but if no event described in TIA (S) 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA (S) 313(b). The Trustee shall also transmit by mail all reports as required by TIA (S) 313(c).

     Commencing at the time this Indenture is qualified under the TIA, a copy of each report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange on which the Debentures are listed. The Company shall promptly notify the Trustee when the Debentures are listed on any stock exchange.

Section 7.07  Compensation and Indemnity

     The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

     The Company shall indemnify the Trustee and its agents, employees, officers and directors against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, except as set forth in the next paragraph. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

     The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through its own negligence or bad faith.

     The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

     To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Debentures on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Debentures. Such Lien shall survive the satisfaction and discharge of this Indenture.

     When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(viii) or (ix) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.08  Replacement of Trustee

     A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

     The Trustee may resign at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Debentures may remove the Trustee by so notifying the Trustee and the Company. The Company may remove the Trustee if:

          (1) the Trustee fails to comply with Section 7.10;

          (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

          (3) a Custodian or public officer takes charge of the Trustee or its property; or

          (4) the Trustee becomes incapable of acting.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the then outstanding Debentures may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee after written request by any Holder who has been a Holder for at least six months fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

Section 7.09  Successor Trustee by Merger, etc.

     If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.10  Eligibility; Disqualification

     There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America or of any state thereof authorized under such laws to exercise corporate trustee power, shall be subject to supervision or examination by Federal or state authority and shall have (or in the case of a corporation included in a bank holding company system, the related bank holding company shall have) a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

     This Indenture shall always have a Trustee who satisfies the requirements of TIA (S) 310(a)(1) and 310(a)(5). The Trustee is subject to TIA (S) 310(b).

Section 7.11  Preferential Collection of Claims Against the Company

     The Trustee is subject to TIA (S) 311(a), excluding any creditor relationship listed in TIA (S) 311(b). A Trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated therein.


                                   ARTICLE 8
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01  Option to Effect Legal Defeasance or Covenant Defeasance

     The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, with respect to the Debentures, elect to have either Section 8.02 or 8.03 be applied to all outstanding Debentures upon compliance with the conditions set forth below in this Article Eight.

Section 8.02.  Legal Defeasance and Discharge

     Upon the Company's exercise under Section 8.01 of the option applicable to this Section 8.02, the Company shall be deemed to have been discharged from its obligations with respect to all outstanding Debentures on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Debentures, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in
(a) and (b) below, and to have satisfied all its other obligations under such Debentures and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Debentures to receive solely from the trust fund described in Section 8.04, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest and Additional Interest, if any, on such Debentures when such payments are due, (b) the Company's obligations with respect to such Debentures under Sections 2.03, 2.05, 2.06, 2.07, 2.10 and 4.02, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this Article Eight. Subject to compliance with this Article Eight, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section
8.03 with respect to the Debentures.

Section 8.03  Covenant Defeasance

     Upon the Company's exercise under Section 8.01 of the option applicable to this Section 8.03, the Company shall be released from its obligations under the covenants contained in Sections 4.03, 4.04, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11,
4.12, 4.14 and 4.15 and Article Five with respect to the outstanding Debentures on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Debentures shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Debentures shall not be deemed outstanding for accounting purposes). For this purpose, such Covenant Defeasance means that, with respect to the outstanding Debentures, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01(iii) or (iv), but, except as specified above, the remainder of this Indenture and such Debentures shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 of the option applicable to this Section 8.03, Sections 6.01(iii) through 6.01(vii) shall not constitute Events of Default.

Section 8.04  Conditions to Legal or Covenant Defeasance

     The following shall be the conditions to the application of either Section
8.02 or Section 8.03 to the outstanding Debentures:

          (1) the Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10 who shall agree to comply with the provisions of this Article Eight applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Debentures, (a) cash in U.S. Dollars in an amount, or (b) non-callable Government Securities which through the scheduled payment of principal and interest and Additional Interest, if any, in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, cash in U.S. Dollars in an amount, or (c) a combination thereof, in such amounts, as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge the principal of, premium, if any, and interest and Additional Interest, if any, on the outstanding Debentures on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Debentures are being defeased to maturity or to a particular redemption date of such principal or installment of principal, premium, if any, or interest; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such non-callable Government Securities to said payments with respect to the Debentures;

          (2) In the case of an election under Section 8.02, either (i) (A) the Debentures will become due and payable at their stated maturity within one year after the date of such election pursuant to Section 8.02 or, within one year after the date of such election, the Debentures will be redeemable at the option of the Company and will be redeemed by the Company pursuant to irrevocable instructions issued to the Trustee at the time of such election for the giving of a notice of redemption by the Trustee for such redemption and (B) the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably satisfactory to the Trustee to the effect that the Holders of the outstanding Debentures will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to Federal income tax in the same amount, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred or (ii) the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably satisfactory to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date hereof, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the outstanding Debentures will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance has not occurred;

          (3) In the case of an election under Section 8.03, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably satisfactory to the Trustee to the effect that the Holders of the outstanding Debentures will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax in the same amount, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (4) No Default or Event of Default with respect to the Debentures shall have occurred and be continuing on the date of such deposit or, in so far as Section 6.01(viii) or (ix) is concerned, at any time in the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

          (5) Such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

          (6) In the case of an election under either Section 8.02 or 8.03, the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit made by the Company pursuant to its election under
     Section 8.02 or 8.03 was not made by the Company with the intent of preferring the Holders over other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

          (7) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel in the United States, each stating that all conditions precedent provided for relating to either the Legal Defeasance under Section 8.02 or the Covenant Defeasance under Section 8.03 (as the case may be) have been complied with as contemplated by this
     Section 8.04.

Section 8.05 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions

     Subject to Section 8.06, all money and Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to
Section 8.04 in respect of the outstanding Debentures shall be held in trust and applied by the Trustee, in accordance with the provisions of such Debentures and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Debentures of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

     The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Securities deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Debentures.

     Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or Government Securities held by it as provided in Section
8.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1)), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06  Repayment to the Company

     Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Debenture and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Debenture shall thereafter, as a creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.07  Reinstatement

     If the Trustee or Paying Agent is unable to apply any United States Dollars or Government Securities in accordance with Section 8.02 or 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Debentures shall be revived and reinstated as though no deposit had occurred pursuant to Section
8.02 or 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Debenture following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Debentures to receive such payment from the money held by the Trustee or Paying Agent and provided further that if such order or judgment is issued in connection with the insolvency, receivership or other similar occurrence with respect to the Trustee, upon the reinstatement of such obligations the Company shall be released from its obligations under Sections 4.03, 4.04, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.14 and 4.15 and Article 5.


                                   ARTICLE 9
                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01  Without Consent of Holders

     Notwithstanding Section 9.02 of this Indenture, the Company and the Trustee may amend or supplement this Indenture or the Debentures without the consent of any Holder of a Debenture:

          (a) to cure any ambiguity, defect or inconsistency;

          (b) to provide for uncertificated Debentures in addition to or in place of certificated Debentures;

          (c) to provide for the assumption of the Company's obligations to the Holders of the Debentures in the case of a merger or consolidation pursuant to Article Five hereof;

          (d) to provide for additional Subsidiary Guarantors as set forth in
     Section 4.15;

          (e) to make any change that would provide any additional rights or benefits to the Holders of the Debentures or that does not adversely affect the legal rights hereunder of any Holder of the Debenture; or

          (f) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.

     Upon the request of the Company, accompanied by a resolution of its Board of Directors authorizing the execution of any such supplemental indenture, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Company in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into such supplemental indenture which affects its own rights, duties or immunities under this Indenture or otherwise.

     For purposes of Section 9.01(e), any amendment or supplement which extends the period of time during which the Debentures may not be redeemed at the option of the Company shall not be deemed to adversely affect the legal rights under the Indenture of any holders.

Section 9.02  With Consent of Holders

     The Company and the Trustee may amend or supplement this Indenture or the Debentures with the written consent of the Holders of at least a majority in principal amount of the then outstanding Debentures (including consents obtained in connection with a tender offer or exchange offer for the Debentures) and any existing Default (including, without limitation, an acceleration of the Debentures) or compliance with any provision of this Indenture or the Debentures may be waived with the written consent of the Holders of at least a majority in principal amount of the then outstanding Debentures (including consents obtained in connection with a tender offer or exchange offer for the Debentures).

     Upon the request of the Company, accompanied by a resolution of its Board of Directors authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

     It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

     After a supplement, amendment or waiver under this Section becomes effective, the Company shall mail to the Holders of each Debenture affected thereby a notice briefly describing the supplement, amendment or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture, amendment or waiver. Subject to Sections 6.04(1) and 6.07 hereof, the Holders of a majority in principal amount of the Debentures then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Debentures. However, without the consent of each Holder affected, a supplement, amendment or waiver under this Section may not (with respect to any Debentures held by a non-consenting Holder):

          (1) reduce the principal amount of Debentures whose Holders must consent to an amendment, supplement or waiver;

          (2) reduce the principal of or change the fixed maturity of any Debenture or alter the provisions with respect to redemption of the Debentures other than pursuant to Sections 4.06 and 4.07 hereof;

          (3) reduce the rate of or change the time for payment of interest, including default interest, or Additional Interest on any Debenture;

          (4) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest or Additional Interest on any Debenture (except a recision of acceleration of the Debentures by the Holders of at least a majority in aggregate principal amount of the Debentures and a waiver of the payment default that resulted from such acceleration);

          (5) make any Debenture payable in money other than that stated in the Debenture;

          (6) make any change in Section 6.04(1) or 6.07 hereof or in this sentence of this Section 9.02 or the rights of Holders of Debentures to receive payments of principal of or premium, if any, or interest or Additional Interest on the Debentures;

          (7) waive a redemption payment with respect to any Debenture (other than a payment required by the provisions of Sections 4.06 or 4.07 hereof); or

          (8)  make any change in the foregoing amendment and waiver provisions.

Section 9.03  Compliance with Trust Indenture Act

     Every amendment to this Indenture or the Debentures shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

Section 9.04  Revocation and Effect of Consents

     Until a supplement, amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder or portion of a Debenture that evidences the same debt as the consenting Holder's Debenture, even if notation of the consent is not made on any Debenture. However, any such Holder or subsequent Holder may revoke the consent as to its Debenture if the Trustee receives written notice of revocation before the date the waiver or amendment becomes effective. An amendment or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

     The Company may fix a record date for determining which Holders must consent to such amendment or waiver. If the Company fixes a record date, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation pursuant to Section 2.05, or
(ii) such other date as the Company shall designate.

Section 9.05  Notation on or Exchange of Debentures

     The Trustee may place an appropriate notation about a supplement, amendment or waiver on any Debenture thereafter authenticated. The Company in exchange for all Debentures may issue and the Trustee shall authenticate new Debentures that reflect the supplement, amendment or waiver.

     Failure to make the appropriate notation or issue a new Debenture shall not affect the validity and effect of such supplement, amendment or waiver.

Section 9.06  Trustee to Sign Amendments, etc.

     The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment or supplemental indenture, the Trustee shall be entitled to receive, if requested, an indemnity reasonably satisfactory to it and to receive and, subject to Section 7.01, shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel as conclusive evidence that such amendment or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company in accordance with its terms. The Company may not sign an amendment or supplemental indenture until the Board of Directors approves it.


                                   ARTICLE 10
                             SUBSIDIARY GUARANTEES

Section 10.01  Subsidiary Guarantees

     Subject to the provisions of this Article 10, each Subsidiary Guarantor, jointly and severally, hereby unconditionally guarantees to each Holder of a Debenture authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, that: (a) the principal of, and premium, if any, and interest on the Debentures shall be duly and punctually paid in full when due, whether at maturity, by acceleration or otherwise, and interest on overdue principal, and premium, if any, and (to the extent permitted by law) interest on any interest, if any, on the Debentures and all other obligations of the Company to the Holders or the Trustee hereunder or under the Debentures (including fees, expenses or other) shall be promptly paid in full or performed, all in accordance with the terms hereof; and (b) in case of any extension of time of payment or renewal of any Debentures or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or failing performance of any other obligation of the Company to the Holders, for whatever reason, each Subsidiary Guarantor shall be obligated to pay, or to perform or to cause the performance of, the same immediately. An Event of Default under this Indenture or the Debentures shall constitute an event of default under this Subsidiary Guarantee, and shall entitle the Trustee or the Holders of Debentures to accelerate the obligations of each Subsidiary

Guarantor hereunder in the same manner and to the same extent as the obligations of the Company. Each Subsidiary Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Debentures or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Debentures with respect to any thereof, the entry of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Subsidiary Guarantor hereby waives and relinquishes: (a) any right to require the Trustee, the Holders or the Company (each, a "Benefitted Party") to proceed against the Company, the Subsidiaries or any other Person or to proceed against or exhaust any security held by a Benefitted Party at any time or to pursue any other remedy in any secured party's power before proceeding against the Subsidiary Guarantors; (b) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other Person or Persons or the failure of a Benefitted Party to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other Person or Persons; (c) demand, protest and notice of any kind (except as expressly required by this Indenture), including but not limited to notice of the existence, creation or incurring of any new or additional Indebtedness or obligation or of any action or non-action on the part of the Subsidiary Guarantors, the Company, the Subsidiaries, any Benefitted Party, any creditor of the Subsidiary Guarantors, the Company or the Subsidiaries or on the part of any other Person whomsoever in connection with any obligations the performance of which are hereby guaranteed; (d) any defense based upon an election of remedies by a Benefitted Party, including but not limited to an election to proceed against the Subsidiary Guarantors for reimbursement; (e) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (f) any defense arising because of a Benefitted Party's election, in any proceeding instituted under the Bankruptcy Law, of the application of
Section 1111(b)(2) of the Bankruptcy Code; and (g) any defense based on any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code. The Subsidiary Guarantors hereby covenant that the Subsidiary Guarantees shall not be discharged except by payment in full of all principal, premium, if any, and interest on the Debentures and all other costs provided for under this Indenture, or as provided in Section 8.01.

     If any Holder or the Trustee is required by any court or otherwise to return to either the Company or the Subsidiary Guarantors, or any trustee or similar official acting in relation to either the Company or the Subsidiary Guarantors, any amount paid by the Company or the Subsidiary Guarantors to the Trustee or such Holder, the Subsidiary Guarantees, to the extent theretofore discharged, shall be reinstated in full force and effect. Each of the Subsidiary Guarantors agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Subsidiary Guarantor agrees that, as between it, on the one hand, and the Holders of Debentures and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes hereof, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purpose of the Subsidiary Guarantee.

Section 10.02  Execution and Delivery of Subsidiary Guarantees

     To evidence the Subsidiary Guarantees set forth in Section 10.01 hereof, each of the Subsidiary Guarantors agrees that a notation of the Subsidiary Guarantees substantially in the form included in Exhibit A-1 hereto shall be endorsed on each Debenture authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of the Subsidiary Guarantors by the Chairman of the Board, any Vice Chairman, the President or one of the Vice Presidents or Manager-Members, as applicable, of the Subsidiary Guarantors, under a facsimile of its seal reproduced on this Indenture and attested to by an Officer other than the Officer executing this Indenture.

     Each of the Subsidiary Guarantors agree that the Subsidiary Guarantees set forth in this Article 10 will remain in full force and effect and apply to all the Debentures notwithstanding any failure to endorse on each Debenture a notation of the Subsidiary Guarantees.

     If an Officer whose facsimile signature is on a Debenture no longer holds that office at the time the Trustee authenticates the Debenture on which the Subsidiary Guarantees are endorsed, the Subsidiary Guarantees shall be valid nevertheless.

     The delivery of any Debenture by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantees set forth in this Indenture on behalf of the Subsidiary Guarantors.

Section 10.03  Subsidiary Guarantors May Consolidate, etc., on Certain Terms

     (a) Nothing contained in this Indenture or in the Debentures shall prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor, or shall prevent the transfer of all or substantially all of the assets of a Subsidiary Guarantor to the Company or another Subsidiary Guarantor. Upon any such consolidation, merger, transfer or sale, the Subsidiary Guarantee of such Subsidiary Guarantor shall no longer have any force or effect.

     (b) Each Subsidiary Guarantor shall not, in a single transaction or series of related transactions, consolidate or merge with or into (whether or not such Subsidiary Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity other than the Company or another Subsidiary Guarantor unless (i) subject to the provisions of Section 10.04 hereof, the entity or Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of such Subsidiary Guarantor under its Guarantee and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (ii) immediately after such transaction no Default or Event of Default exists; (iii) such Subsidiary Guarantor or the entity or Person formed by or surviving any such consolidation or merger (if other than Subsidiary Guarantor), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) shall have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of such Subsidiary Guarantor immediately preceding the transaction and (B) shall, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.10; and (iv) such Subsidiary Guarantor shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel addressed to the Trustee, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or disposition and such supplemental indenture, if any, comply with this Indenture and that such supplemental indenture is enforceable. In case of any such consolidation, merger or transfer of assets and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantees endorsed upon the Debentures and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by such Guarantor, such successor corporation shall succeed to and be substituted for such Subsidiary Guarantor with the same effect as if it had been named herein as a Subsidiary Guarantor. Such successor corporation thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Debentures issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

     (c) The Trustee, subject to the provisions of Section 10.04 hereof, shall be entitled to receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale or conveyance, and any such assumption of Obligations, comply with the provisions of this Section 10.03. Such Officers' Certificate and Opinion of Counsel shall comply with the provisions of Section 12.05.

Section 10.04  Releases Following Sale of Assets

     In the event of a sale or other disposition of all or substantially all of the assets of any Subsidiary Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all (or substantially all) of the Capital Stock of any Subsidiary Guarantor, which sale or other disposition otherwise complies with the terms of this Indenture, then such Subsidiary Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all or substantially all of the Capital Stock of such Subsidiary Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Subsidiary Guarantor) shall be released from and relieved of any obligations under its Subsidiary Guarantee; provided that the Net Proceeds from such sale or other disposition are treated in accordance with the provisions of
Section 4.08 hereof. Upon delivery by the Company to the Trustee of an Officer's Certificate and Opinion of Counsel, to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, including without limitation Section 4.08 hereof, the Trustee shall execute any documents reasonably required in order to evidence the release of any such Subsidiary Guarantor from its obligations under its Subsidiary Guarantee. Any Subsidiary Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and interest on the Debentures and for the other obligations of any Subsidiary Guarantor under this Indenture as provided in this Article 10.

Section 10.05  Limitation of Subsidiary Guarantor's Liability

     Each Subsidiary Guarantor, and by its acceptance hereof each Holder, hereby confirms that it is the intention of all such parties that the guarantee by such Subsidiary Guarantor pursuant to its Subsidiary Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law. To effectuate the foregoing intention, the Holders and such Subsidiary Guarantor hereby irrevocably agree that the obligations of such Subsidiary Guarantor under this Article 10 shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under this Article 10, result in the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee of such Subsidiary Guarantor not constituting a fraudulent transfer or conveyance.

Section 10.06 Application of Certain Terms and Provisions to the Subsidiary Guarantors

     (a) For purposes of any provision of this Indenture which provides for the delivery by any Subsidiary Guarantor of an Officers' Certificate and/or an Opinion of Counsel, the definitions of such terms in Section 1.01 shall apply to such Subsidiary Guarantor as if references therein to the Company were references to such Subsidiary Guarantor.

     (b) Any request, direction, order or demand which by any provision of this Indenture is to be made by any Guarantor, shall be sufficient if evidenced as described in Section 12.02 as if references therein to the Company were references to such Subsidiary Guarantor.

     (c) Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Debentures to or on any Subsidiary Guarantor may be given or served as described in Section 12.02 as if references therein to the Company were references to such Subsidiary Guarantor.

     (d) Upon any demand, request or application by any Subsidiary Guarantor to the Trustee to take any action under this Indenture, such Subsidiary Guarantor shall furnish to the Trustee such certificates and opinions as are required in
Section 12.04 hereof as if all references therein to the Company were references to such Subsidiary Guarantor.

                                   ARTICLE 11
                                 SUBORDINATION

     Notwithstanding anything in this Article 11 to the contrary, from the Issue Date until the Remarketing Settlement Date, this Article 11 shall not apply to the Debentures and shall have no effect.

Section 11.01  Agreement to Subordinate

          The Company agrees, and each Holder by accepting a Debenture agrees, that after the Remarketing Settlement Date the Indebtedness evidenced by the Debenture will be subordinated in right of payment, to the extent and in the manner provided in this Article, to the prior payment in full of all Senior Debt (whether outstanding on the date thereof or thereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Debt.

Section 11.02  Liquidation; Dissolution; Bankruptcy

          After the Remarketing Settlement Date, upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, in an assignment for the benefit of creditors or any marshalling of the Company's assets and liabilities:

          (1) holders of Senior Debt shall be entitled to receive payment in full of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt) before Holders shall be entitled to receive any payment with respect to the Debentures (except that Holders may receive (i) Permitted Junior Securities and (ii) payments and other distributions made from any defeasance trust created pursuant to Section
     8.01 hereof); and

          (2) until all Obligations with respect to Senior Debt (as provided in subsection (1) above) are paid in full, any distribution to which Holders would be entitled but for this Article shall be made to holders of Senior Debt (except that Holders may receive (i) Permitted Junior Securities and
     (ii) payments and other distributions made from any defeasance trust created pursuant to Section [8.01] hereof), as their interests may appear.

Section 11.03  Default on Designated Senior Debt

          After the Remarketing Settlement Date, the Company may not make any payment or distribution to the Trustee or any Holder in respect of Obligations with respect to the Debentures and may not acquire from the Trustee or any Holder any Debentures for cash or property (other than (i) Permitted Junior Securities and (ii) payments and other distributions made from any defeasance trust created pursuant to Section 8.01 hereof) until all principal and other Obligations with respect to the Senior Debt have been paid in full if:

          (i) a default in the payment of any principal or other Obligations with respect to Designated Senior Debt occurs and is continuing beyond any applicable grace period in the agreement, indenture or other document governing such Designated Senior Debt; or

          (ii) a default, other than a payment default, on Designated Senior Debt occurs and is continuing that then permits holders of the Designated Senior Debt to accelerate its maturity and the Trustee receives a notice of the default (a "Payment Blockage Notice") from a Person who may give it pursuant to Section 11.11 hereof. If the Trustee receives any such Payment Blockage Notice, no subsequent Payment Blockage Notice shall be effective for purposes of this Section unless and until (i) at least 360 days shall have elapsed since the effectiveness of the immediately prior Payment Blockage Notice and (ii) all scheduled payments of principal, premium, if any, and interest on the Debentures that have come due have been paid in
     full in cash.   No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice.

          The Company may and shall resume payments on and distributions in respect of the Debentures and may acquire them upon the earlier of:

          (1) the date upon which the default is cured or waived, or

          (2) in the case of a default referred to in Section 11.03(ii) hereof, 179 days pass after notice is received if the maturity of such Designated Senior Debt has not been accelerated,

if this Article otherwise permits the payment, distribution or acquisition at the time of such payment or acquisition.

Section 11.04  Acceleration of Debentures

          After the Remarketing Settlement Date, if payment of the Debentures is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Debt of the acceleration.

Section 11.05  When Distribution Must Be Paid Over

          After the Remarketing Settlement Date, in the event that the Trustee or any Holder receives any payment of any Obligations with respect to the Debentures at a time when the Trustee or such Holder, as applicable, has actual knowledge that such payment is prohibited by Section 11.03 hereof, such payment shall be held by the Trustee or such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders of Senior Debt as their interests may appear or their Representative under the indenture or other agreement (if any) pursuant to which Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

          With respect to the holders of Senior Debt, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 11, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Company or any other Person money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article 11, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

Section 11.06  Notice by Company

          After the Remarketing Settlement Date, the Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any Obligations with respect to the Debentures to violate this Article, but failure to give such notice shall not affect the subordination of the Debentures to the Senior Debt as provided in this Article.

Section 11.09  Subrogation

          After all Senior Debt is paid in full and until the Debentures are paid in full, Holders shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Debentures) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Holders have been applied to the payment of Senior Debt. A distribution made under this Article to holders of Senior Debt that otherwise would have been made to Holders is not, as between the Company and Holders, a payment by the Company on the Debentures.

Section 11.08  Relative Rights

          This Article defines the relative rights of Holders and holders of Senior Debt. Nothing in this Indenture shall:

          (1) impair, as between the Company and Holders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Debentures in accordance with their terms;

          (2) affect the relative rights of Holders and creditors of the Company other than their rights in relation to holders of Senior Debt; or

          (3) prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to Holders.

          If the Company fails because of this Article to pay principal of or interest on a Debenture on the due date, the failure is still a Default or Event of Default.

Section 11.09  Subordination May Not Be Impaired by Company

          No right of any holder of Senior Debt to enforce the subordination of the Indebtedness evidenced by the Debentures shall be impaired by any act or failure to act by the Company or any Holder or by the failure of the Company or any Holder to comply with this Indenture.

Section 11.10  Distribution or Notice to Representative

          Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative.

          Upon any payment or distribution of assets of the Company referred to in this Article 11, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 11.

Section 11.11  Rights of Trustee and Paying Agent

          Notwithstanding the provisions of this Article 11 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Debentures, unless the Trustee shall have received at its Corporate Trust Office at least five Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Debentures to violate this Article. Only the Company or a Representative may give the notice. Nothing in this Article 11 shall impair the claims of, or payments to, the Trustee under or pursuant to
Section 7.07 hereof.

          The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

Section 11.12  Authorization to Effect Subordination

          Each Holder of a Debenture by the Holder's acceptance thereof authorizes and directs the Trustee on the Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 11, and appoints the Trustee to act as the Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in
Section 6.09 hereof at least 30 days before the expiration of the time to file such claim, the Representatives of the Designated Senior Debt are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Debentures.

Section 11.14  Amendments

          The provisions of this Article 11 shall not be amended or modified in a manner materially adverse to the interest of the holders of Senior Debt without the written consent of the holders of all Designated Senior Debt.


                                   ARTICLE 12
                                 MISCELLANEOUS

Section 12.01  Trust Indenture Act Controls

     If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA (S)318(c), the duties imposed by TIA (S) 318(c) shall control.

Section 12.02  Notices

     Any notice or communication by the Company, any Subsidiary Guarantor or the Trustee to the other is duly given if in writing and delivered in Person or mailed by first-class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the other's address:

          If to the Company or a Subsidiary Guarantor:

               Imperial Credit Industries, Inc.
               23550 Hawthorne Boulevard
               Building 1, Suite 210
               Torrance, CA  90505
               Attention:  General Counsel
               Telecopier No.: (310) 791-8230

          If to the Trustee:

               Chase Trust Company of California
               101 California Street
               Suite 2725
               San Francisco, CA  94111
               Attention:  Corporate Trust Department
               Telecopier No.:  (415) 693-8850

     The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

     All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

     Any notice or communication to a Holder shall be mailed by first-class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA (S) 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

     If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

     If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 12.03  Communication by Holders with Other Holders

     Holders may communicate pursuant to TIA (S) 312(b) with other Holders with respect to their rights under this Indenture or the Debentures. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA (S) 312(c).

Section 12.04  Certificate and Opinion as to Conditions Precedent

     Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

          (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

Section 12.05  Statements Required in Certificate or Opinion

     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA (S) 314(a)(4)) shall include:

          (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 12.06  Rules by Trustee and Agents

     The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07  Legal Holidays

     A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions in The City of New York or at a place of payment are authorized or obligated by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

Section 12.08  No Recourse Against Others

     No director, officer, manager, member, organizer, employee, incorporator or shareholder of the Company or any Subsidiary Guarantor, as such, shall have any liability for any Obligations of the Company or any Subsidiary Guarantor under the Debentures, this Indenture or any Subsidiary Guarantee or for any claim based on, in respect of or by reason of such obligations or their creation.
Each Holder by accepting a Debenture waives and releases all such liability. This waiver and release are part of the consideration for issuance of the Debentures.

Section 12.09  Duplicate Originals

     The parties may sign any number of copies of this Indenture. One signed copy is enough to prove this Indenture.

Section 12.10  Governing Law

     The internal law of the State of New York shall govern and be used to construe this Indenture and the Debentures (without regard to conflicts of law provisions). Each party hereto irrevocably submits itself to the non-exclusive jurisdiction of the state and federal courts of New York for purposes of this Indenture and agrees and consents that service of process may be made upon it in any legal proceeding relating to this Indenture by any means allowed under federal or New York law. The parties hereto hereby waive and agree not to assert, by way of motion, as a defense or otherwise, that any such proceeding is brought in an inconvenient forum or that the venue thereof is improper.

Section 12.11  No Adverse Interpretation of Other Agreements

     This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.12  Successors

     All agreements of the Company in this Indenture, and the Debentures shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successor.

Section 12.13  Severability

     In case any provision in this Indenture or the Debentures shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.14  Counterpart Originals

     The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 12.15  Table of Contents, Headings, etc.

     The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

                                   SIGNATURES

                         IMPERIAL CREDIT INDUSTRIES, INC.


                         By: /s/ H. Wayne Snavely
                            ----------------------------------------------------
                         Name:  H. Wayne Snavely
                         Title: Chairman

                         Dated as of June 9, 1997
                         Attest:____________________

                         IMPERIAL BUSINESS CREDIT, INC.


                         By: /s/ H. Wayne Snavely
                         Name:  H. Wayne Snavely
                         Title: Chairman

                         Dated as of June 9, 1997
                         Attest:____________________

                         IMPERIAL CREDIT ADVISORS, INC.


                         By: /s/ H. Wayne Snavely
                            ----------------------------------------------------
                         Name:  H. Wayne Snavely
                         Title: Chairman

                         Dated as of June 9, 1997
                         Attest:____________________

                         FRANCHISE MORTGAGE ACCEPTANCE CO. LLC


                         By: /s/ H. Wayne Snavely
                            ----------------------------------------------------
                         Name:  H. Wayne Snavely
                         Title: Chairman

                         Dated as of June 9, 1997

                         Attest:____________________

                         AUTO MARKETING NETWORK, INC.


                         By: /s/ H. Wayne Snavely
                            ----------------------------------------------------
                         Name:  H. Wayne Snavely
                         Title: Chairman

                         Dated as of June 9, 1997

                         Attest:____________________

                         IMPERIAL CREDIT CAPITAL TRUST I


                         By: /s/ H. Wayne Snavely
                            ----------------------------------------------------
                         Name:  H. Wayne Snavely
                         Title: Chairman

                         Dated as of June 9, 1997

                         Attest:____________________

                         CHASE TRUST COMPANY OF CALIFORNIA, as Trustee


                         By: /s/ Hans H. Helley
                            ----------------------------------------------------
                         Name:  Hans H. Helley
                         Title: Assistant Vice President

                         Dated as of: June 9, 1997
                         Attest:______________________

                               (Face of Security)

Resettable Rate Debentures, Series A

No. 1                                                             $72,165,000
CUSIP No. 452729 AE6

     IMPERIAL CREDIT INDUSTRIES, INC.

     promises to pay to Chase Trust Company of California or registered assigns, the principal sum of Seventy-Two Million One Hundred Sixty-Five Thousand Dollars on June 15, 2032, or earlier in certain circumstances as described on the reverse hereof Interest Payment Dates: June 15 (June 14 in 2002) and December 15, commencing December 15, 1997, and on each Scheduled Remarketing Settlement Date Record Dates: June 1 and December 1 (whether or not a Business Day)

                              IMPERIAL CREDIT INDUSTRIES, INC.


                              By:
                                 --------------------------------------
                                Name:
                                Title:

                              By:
                                 --------------------------------------
                                Name:
                                Title:


TRUSTEE CERTIFICATE OF AUTHENTICATION

Dated: June ___, 1997

This is one of the Debentures
referred to in the within-mentioned
Indenture

CHASE TRUST COMPANY OF CALIFORNIA,
as Trustee


By:
   ----------------------------------
     (Authorized Signature)

                                     A1-2

                               (Back of Security)

                      Resettable Rate Debentures, Series A

     Unless and until it is exchanged, after the Remarketeing Settlement Date, in whole or in part for Debentures in definitive form, this Debenture may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

     THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

                                     A1-3

     Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

     1. Interest. Imperial Credit Industries, Inc., a California corporation (the "Company"), promises to pay interest on the principal amount of this Debenture at the rate and in the manner specified below and shall pay the Additional Interest, if any, payable pursuant to Section 5 of the Registration Rights Agreement referred to below. Interest on the Debentures will be payable semi-annually in arrears on each June 15 (June 14 in 2002) and December 15, commencing on December 15, 1997, and on each Scheduled Remarketing Settlement Date (each an "Interest Payment Date"), to Holders of record on the immediately preceding June 1 and December 1, respectively. If any such Interest Payment Date is not a Business Day, then payment of the interest payable on such date shall be made on the next succeeding Business Day (and without any additional interest or other payment in respect of any such delay), except that, if, such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable.

     Interest will be computed (i) for any full 180-day semi-annual interest payment period, on the basis of a 360-day year of twelve 30-day months and (ii) for any period shorter than a full 180-day semi-annual interest payment period for which interest payments are computed, on the basis of 30-day months and for periods of less than a month, the actual number of days elapsed per 30-day month. Interest on the Debentures will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from the date of original issuance of the Debentures. To the extent lawful, the Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the applicable interest rate on the Debentures; it shall pay interest on overdue installments of interest (without regard to applicable grace periods) at the same rate, to the extent lawful, (i) if payment is made during the period of five Business Days following the date on which such interest was due, to the Persons who were to receive payment on the date such interest was due or (ii) if payment is made after such period, to the Persons who are Holders on a subsequent special record date, which date shall be at the earliest practicable date but in all events at least five Business Days prior to the payment date.

     From the Issue Date to but excluding the Remarketing Settlement Date, the "Applicable Interest Rate" will be 10 1/4% per annum (the "Initial Interest Rate"). From and after the Remarketing Settlement Date to but excluding the date of redemption of the Debentures, the Applicable Interest Rate will equal the Adjusted Distribution Rate (or, if a Dissolution Event occurs prior to a Scheduled Remarketing Date, the Adjusted Interest Rate) that results from the Remarketing consummated on the Remarketing Settlement Date.

     Following the Remarketing Settlement Date, as long as no Event of Default has occurred and is continuing, the Company shall have the right, at any time during the term of the Debentures, from time to time, to defer payment of interest on such Debentures, for a period not to exceed to 10 consecutive semi-annual periods (an "Extension

                                     A1-4

Period"); provided, that no Extension Period may extend beyond the Stated Maturity of the Debentures. There may be multiple Extension Periods of varying lengths during the term of the Debentures. At the end of each Extension Period, if any, the Company shall pay all interest and Additional Interest then accrued and unpaid, together with interest thereon, compounded semi-annually at the Applicable Interest Rate in effect at the beginning of such Extension Period, to the extent permitted by applicable law. During any such Extension Period, the Company may not, and may not permit any Subsidiary of the Company to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank on a parity with or junior in interest to the Debentures or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any Subsidiary of the Company if such guarantee ranks on a parity or junior in interest to the Debentures (other than (a) dividends or distributions in common stock of the Company, (b) payments under the Company Guarantee, (c) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, and
(d) purchases of common stock related to the issuance of common stock or rights under any of the Company's benefit plans). Prior to the termination of any such Extension Period, the Company may further extend the interest payment period, provided that no Extension Period may exceed 10 consecutive semi-annual periods or extend beyond the Stated Maturity of the Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date, the Company may elect to begin a new Extension Period subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof.

     The Company shall give the Property Trustee, the Regular Trustees and the Trustee written notice of its election of such Extension Period not less than one Business Day prior to the record date for the related interest payment. The Property Trustee shall promptly give notice of the Company's election of such Extension Period to the holders of the Securities.

     2. Maturity Advancement; Tax Event Redemption. If a Tax Event shall occur and be continuing and in the opinion of independent tax counsel to the Trust experienced in such matters, there would in all cases, after effecting the termination of the Trust and the distribution of the Debentures to the holders of the Trust Securities in exchange therefor upon liquidation of the Trust, be more than an insubstantial risk that the Tax Event would continue to exist, then the Company will have the right (a) to shorten the Stated Maturity of the Debentures to a date not earlier than June 14, 2012 (a "Maturity Advancement") such that, in the opinion of such independent tax counsel, after advancing the Stated Maturity of the Debentures, interest paid on the Debentures will be deductible by the Company for United States federal income tax purposes or (b) after the Scheduled Remarketing Date, to redeem the Debentures, in whole but not in part, at any time within 90 days following the occurrence of a Tax Event at a redemption price equal to 100% of the aggregate principal amount thereof, plus accrued and unpaid interest and Additional Interest to the date of redemption.

                                     A1-5

     3. Method of Payment. The Company will pay interest on the Debentures (except defaulted interest) and Additional Interest, if any, to the Persons who are registered Holders of Debentures at the close of business on the record date next preceding the Interest Payment Date, even if such Debentures are cancelled after such record date and on or before such Interest Payment Date. Principal, premium, if any, interest and Additional Interest, if any, on the Debentures will be payable at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, payment of interest and Additional Interest, if any, may be made by check mailed to the Holders of the Debentures at their respective addresses set forth in the register of Holders of Debentures; provided that all payments with respect to Debentures the Holders of which have given wire transfer instructions to the Company and the Trustee will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. The Company will pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.

     4. Paying Agent and Registrar. Initially the Trustee under the Indenture will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

     5. Indenture. The Company issued the Debentures under an Indenture dated as of June 9, 1997 ("Indenture") among the Company, the Subsidiary Guarantors and the Trustee. The terms of the Debentures include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code (S)(S) 77aaa-77bbbb) as in effect on the date of the Indenture. The Debentures are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The terms of the Indenture shall govern any inconsistencies between the Indenture and the Debentures. Terms not otherwise defined herein shall have the meanings assigned in the Indenture. The Debentures are general unsecured obligations of the Company limited to $72,165,000 in aggregate principal amount.

     6. Optional Redemption. The Debentures are redeemable at the option of the Company, in whole or in part, at any time or from time to time through and including June 15, 2001 at a redemption price (the "Initial Optional Redemption Price") equal to the greater of (i) 100% of the principal amount of such Debentures and (ii) as determined by a Quotation Agent, the sum of the present values of the principal amount of such Debentures as if redeemed on June 14, 2002, together with scheduled prepayments of interest from the prepayment date to but excluding June 14, 2002, discounted to the prepayment date on a semi-annual basis (assuming a 360-day year consisting of 30-day months) at the Adjusted Treasury Rate, plus, in each case, accrued and unpaid interest and Additional Interest, if any, to the date of redemption.

     On and after June 15, 2012, the Debentures are redeemable prior to maturity at the option of the Company, in whole or in part, at any time at the redemption prices described in the next sentence, plus accrued and unpaid interest and Additional Interest, if any, to the date of redemption. The redemption price (expressed as a percentage of principal amount) shall be equal to 100% plus the product of (x) the Adjusted

                                     A1-6

Distribution Rate and (y) the applicable Factor if redeemed during the twelve-month period beginning on June 15th of the years indicated below, the applicable "Factor" shall equal:


YEAR                                             %
----                                            ---
   2012.......................................   50
   2013.......................................   45
   2014.......................................   40
   2015.......................................   35
   2016.......................................   30
   2017.......................................   25
   2018.......................................   20
   2019.......................................   15
   2020.......................................   10
   2021.......................................    5

   On and after June 15, 2022, the redemption price will be 100% of the principal amount of the Debentures to be redeemed, plus accrued and unpaid interest and Additional Interest, if any, to the date of redemption.

   7. Special Mandatory Redemption. If, by 4:00 P.M., New York City time, on any Scheduled Remarketing Date, the Remarketing Agent is unable to remarket, at a price of $1,000 per Security, all of the Securities tendered or deemed tendered for purchase in the Remarketing on such Scheduled Remarketing Date, then (i) such unsold Securities shall be exchanged on the related Scheduled Remarketing Settlement Date with the Trust for Debentures having an aggregate principal amount equal to the aggregate liquidation amount of such unsold Securities and such Debentures shall be immediately redeemed, unless (ii) as a result of such redemption, less than $25,000,000 principal amount of Debentures would remain outstanding. In such latter event, the Company shall redeem on such Scheduled Remarketing Settlement Date all of the Debentures (thereby causing the Trust to redeem all of the outstanding Securities) and the Remarketing will be cancelled. In either case of (i) or (ii) above, the redemption price of the Debentures shall be 100% of the principal amount of the outstanding Debentures so redeemed.

   8. Investment Company Event Redemption. If an Investment Company Event shall occur and be continuing, the Company has the option, after the Remarketing Settlement Date, to redeem the Debentures, in whole but not in part, at any time within 90 days following the occurrence of such Investment Company Event at a redemption price equal to 100% of the aggregate principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the date of redemption.

                                     A1-7

   9. Tax Opinion Redemption. If the Company receives a Tax Opinion at least 35 business days prior to the Election Date, the Remarketing may be cancelled at the option of the Company, in which case the Debentures shall be redeemed by the Company on the Scheduled Remarketing Settlement Date, in whole but not in part, at a redemption price equal to 100% of the principal amount of such Debentures plus accrued and unpaid interest and Additional Interest thereon to such Scheduled Remarketing Settlement Date.

   10. Transfer Restricted Security Redemption. If an Exchange Offer occurs under the Registration Rights Agreement, the Company will be required, on the Remarketing Settlement Date, to redeem, in whole (but not in part), certain Debentures which were not exchanged pursuant to the Exchange Offer (a "Transfer Restricted Security Redemption"). As part of a Transfer Restricted Security Redemption, on the Schedule Remarketing Settlement Date such Securities will be exchanged with the Trust for Debentures having an aggregate principal amount equal to the aggregate liquidation of such Securities and such Debentures shall immediately be redeemed by the Company at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, to the date of redemption.

   11. Remarketing. If the holders of Securities receive Debentures upon the liquidation or dissolution of the Trust, the Debentures will be subject to Remarketing procedures as set forth in the Indenture.

   12. Change of Control. If there is a Change of Control, the Company shall be required to offer to purchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Debentures at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase. Holders of Debentures that are subject to an offer to purchase will receive an offer to purchase from the Company prior to any related purchase date, and may elect to have such Debentures purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below. If at the time of the Change of Control the Trust is the owner of all of the Debentures, the Trust shall make the Change of Control Offer for the Securities and the Company will repurchase the Debentures exchanged by the Trust for the Securities as set forth in the Declaration.

   13. Asset Sale. If the Company consummates any Asset Sale, the Company will be required, under certain circumstances, to apply the Excess Proceeds thereof to an offer to all Holders of Debentures to purchase the maximum principal amount of Debentures that may be purchased out of the Excess Proceeds at an offer price in cash equal to 100% of the principal amount of the Debentures plus accrued and unpaid interest, if any, to the date of purchase, in accordance with the procedures set forth in the Indenture. Holders of Debentures that are subject to an offer to purchase will receive an offer to purchase from the Company prior to any related purchase date, and may elect to have such Debentures purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below. If at the time of the Asset Sale Offer the Trust is the owner of all of the Debentures, the Trust shall make the Asset Sale Offer for the Securities and the Company will repurchase the Debentures exchanged by the Trust for the Securities as set forth in the Declaration.

                                     A1-8

   14. Denominations, Transfer, Exchange. The Debentures are in face denominations of $1,000 and integral multiples of $1,000. The Debentures may be transferred and exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Debenture or portion of a Debenture selected for redemption.

   15. Persons Deemed Owners. Prior to due presentment to the Trustee for registration of the transfer of this Debenture, the Trustee, any Agent and the Company may deem and treat the Person in whose name this Debenture is registered as its absolute owner for the purpose of receiving payment of principal of and interest on this Debenture and for all other purposes whatsoever, whether or not this Debenture is overdue, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary. The registered holder of a Debenture shall be treated as its owner for all purposes.

   16. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture and the Debentures may be amended or supplemented with the written consent of the Holders of at least a majority in principal amount of the then outstanding Debentures, and any existing Default (except a Default or Event of Default relating to the payment of principal, premium or interest) or compliance with any provision of the Indenture or the Debentures may be waived with the written consent of the Holders of at least a majority in principal amount of the then outstanding Debentures. Without the consent of any Holder, the Indenture or the Debentures may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Debentures in addition to or in place of certificated Debentures, to provide for the assumption of the Company's obligations to Holders of the Debentures in case of a merger or consolidation, to provide for additional Subsidiary Guarantors, to make any change that would provide any additional rights or benefits to the Holders of the Debentures or that does not materially adversely affect the legal rights of any such Holder under the Indenture, or to comply with the requirements of the Securities and Exchange Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

   17. Defaults and Remedies. On or prior to the Remarketing Settlement Date, Events of Default include: (i) a default for 30 days in the payment when due of interest on any Debenture; (ii) a default in payment when due of the principal of or premium, if any, on any Debenture; (iii) failure by the Company for 30 days to comply with any of Sections 4.06, 4.07, 4.08 or 4.09 of the Indenture;
(iv) failure by the Company for 60 days after notice to comply with any of its other agreements in the Indenture or the Debentures; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of any grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the

                                     A1-9
acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5,000,000 or more; (vi) failure by the Company or any of its Significant Subsidiaries to pay final judgments aggregating in excess of $5,000,000, which judgments are not paid, discharged or stayed for a period of 60 days; (vii) except as permitted by the Indenture or if, at the time thereof, any Subsidiary Guarantee of a Subsidiary Guarantor that is a Significant Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Subsidiary Guarantor that is a Significant Subsidiary, or any Person acting on behalf of any such Subsidiary Guarantor, shall deny or disaffirm, in writing, its obligation under its Subsidiary Guarantee; or (viii) certain events of bankruptcy or insolvency with respect to the Company or any Restricted Subsidiary. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Debentures may declare all the Debentures to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company or any Restricted Subsidiary, all outstanding Debentures will become due and payable without further action or notice. Holders may not enforce the Indenture or the Debentures except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Debentures. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Debentures may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Debentures notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium or interest) if it determines that withholding notice is in their interest. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

   After the Remarketing Settlement Date, only the events described in subparagraphs (i), (ii), (iv) and (viii) will constitute "Events of Default."

   18. Ranking. Until the Remarketing Settlement Date, the Debentures will be general unsecured obligations of the Company ranking on a parity with all Indebtedness of the Company, if any, that is not subordinated to the Debentures and senior to any Indebtedness of the Company that is subordinated to the Debentures. Until the Remarketing Settlement Date, when the Subsidiary Guarantees will be released, the Subsidiary Guarantees will rank on a parity with all future Indebtedness of the Subsidiary Guarantors, if any, that is not subordinated to the Subsidiary Guarantees and senior to any Indebtedness of the Subsidiary Guarantors that is subordinated to the Subsidiary Guarantees. After the Remarketing Settlement Date, the Debentures will be subordinated and junior in right of payment to all Senior Debt (as defined in the Indenture) of the Company. After the Remarketing Settlement Date, the Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Company, whether under the Indenture or any existing or other indenture that the Company may enter into in the future or otherwise.

                                     A1-10

   19. Trustee Dealings with the Company. Subject to the provisions of the Indenture, the Trustee in its individual or any other capacity may become the owner or pledgee of Debentures and may otherwise deal with the Company or an Affiliate with the same rights it would have if it were not Trustee. Subject to the provisions of Section 310(b) of the Trust Indenture Act, the Trustee shall be permitted to engage in transactions with the Company and its Subsidiaries other than those contemplated by the Indenture.

   20. No Recourse Against Others. No director, officer, employee, incorporator, organizer, manager, member or shareholder of the Company or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or any Subsidiary Guarantor under the Debentures, the Indenture or any Subsidiary Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Debentures, by accepting a Debenture waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Debentures.

   21. Authentication. This Debenture shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

   22. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

   23. Additional Rights of Holders of Transfer Restricted Securities. In addition to the rights provided to Holders of Debentures under the Indenture, Holders of Transferred Restricted Securities shall have all the rights set forth in the Registration Rights Agreement dated as of the date of the Indenture, between the Company and the parties named on the signature pages thereof (the "Registration Rights Agreement").

   24. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Debentures and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Debentures or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

   The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

    Imperial Credit Industries, Inc.
    23550 Hawthorne Boulevard
    Building 1, Suite 210
    Torrance, CA  90505

                                     A1-11

    Attention:  General Counsel
    Telecopier No.: (310) 791-8230

                                     A1-12

                              SUBSIDIARY GUARANTEE

          The Subsidiary Guarantors listed below (hereinafter referred to as the "Subsidiary Guarantors," which term includes any successors or assigns under the Indenture (the "Indenture") and any additional Subsidiary Guarantors), have jointly and severally irrevocably and unconditionally guaranteed (i) the due and punctual payment of the principal of, premium, if any, and interest on the Resettable Rate Debentures, Series A (the "Debentures"), of Imperial Credit Industries, Inc., a California corporation (the "Company"), whether at stated maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal, and premium if any, and (to the extent permitted by law) interest on any interest, if any, on the Debentures, and the due and punctual performance of all other obligations of the Company, to the Holders or the Trustee all in accordance with the terms set forth in Article 10 of the Indenture, (ii) in case of any extension of time of payment or renewal of any Debentures or any such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise, and (iii) the payment of any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Subsidiary Guarantee.

          The obligations of each Subsidiary Guarantor to the Holder and to the Trustee pursuant to this Subsidiary Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to such Indenture for the precise terms of this Guarantee.

          No shareholder, officer, director, manager, member, organizer or incorporator, as such, past, present or future of each Subsidiary Guarantor shall have any liability under this Subsidiary Guarantee by reason of his or its status as such shareholder, officer, director, member, manager, organizer or incorporator.

          This is a continuing Guarantee and shall remain in full force and effect and shall be binding upon each Subsidiary Guarantor and its successors and assigns until the Scheduled Remarketing Settlement Date and shall inure to the benefit of the successors and assigns of the Trustee and the Holders, and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a Guarantee of payment and not of collectibility.

          This Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Debenture upon which this Subsidiary Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

                                     A1-13

          The Obligations of each Subsidiary Guarantor under this Subsidiary Guarantee shall be limited to the extent necessary to insure that it does not constitute a fraudulent conveyance or fraudulent transfer under applicable law.

          THE TERMS OF ARTICLE 10 OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

          Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

                         IMPERIAL BUSINESS CREDIT, INC.

                         By:
                            ----------------------------------------------------
                         Name:
                         Title:

                         Dated as of _______________, 1997
                         Attest:____________________

                         IMPERIAL CREDIT ADVISORS, INC.


                         By:
                            ----------------------------------------------------
                         Name:
                         Title:

                         Dated as of _______________, 1997
                         Attest:____________________

                         FRANCHISE MORTGAGE ACCEPTANCE CO. LLC


                         By:
                            ----------------------------------------------------
                         Name:
                         Title:

                         Dated as of _______________, 1997
                         Attest:____________________

                                     A1-14

                         AUTO MARKETING NETWORK, INC.


                         By:
                            ----------------------------------------------------
                         Name:
                         Title:

                         Dated as of _______________, 1997
                         Attest:____________________

                         IMPERIAL CREDIT CAPITAL TRUST I


                         By:
                            ----------------------------------------------------
                         Name:
                         Title:

                         Dated as of _______________, 1997
                         Attest:____________________

                                     A1-15

                                Assignment Form


     To assign this Debenture, fill in the form below: (I) or (we) assign and transfer this Debenture to

--------------------------------------------------------------------------------
                 (Insert assignee's soc. sec. or tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
             (Print or type assignee's name, address and zip code)

and irrevocably appoint
                        ----------------------------------------------------
agent to transfer this Debenture on the books of the Company. The agent may substitute another to act for him.



Date:
     -------------------

                                       Your Signature:
                                                       ------------------------
               (Sign exactly as your name appears on the face of this Debenture)

Signature Guarantee./*/


-------------------

/*/ Signature(s) must be guaranteed by an eligible guarantor institution (banks, stock brokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program) pursuant to Securities and Exchange Commission Rule 17 Ad-15.

                       Option of Holder to Elect Purchase

   If you want to elect to have all or any part of this Debenture purchased by the Company pursuant to Section 4.06 or 4.07 of the Indenture, check the box below:

   [_] Section 4.06    [_] Section 4.07

   If you want to elect to have only part of the Debenture purchased by the Company pursuant to Section 4.06 or 4.07 of the Indenture, state the amount you elect to have purchased (if all, write "ALL"): $___________


Date:                            Your Signature:
     --------------------------                  ------------------------------
               (Sign exactly as your name appears on the face of this Debenture)

                                Tax Identification No.:____________________


_____

Signature Guarantee./*/





__________________________________
/*/ Signature(s) must be guaranteed by an eligible guarantor institution (banks, stock brokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program) pursuant to Securities and Exchange Commission Rule 17 Ad-15.

              SCHEDULE OF EXCHANGES FOR CERTIFICATED DEBENTURES/2/

     The following exchanges of a part of this Global Debenture for Certificated Debentures have been made:

                                                                         Principal Amount of
                                                                                 this                  Signature of
                       Amount of decrease in    Amount of increase in      Global Debenture        authorized officer of
                       Principal Amount of      Principal Amount of     following such decrease    Trustee or Debenture
Date of Exchange       this Global Debenture    this Global Debenture        (or increase)               Custodian
------------------------------------------------------------------------------------------------------------------------



--------------------------
2.  To be included only if the Note is issued in global form.

                                     A2-1

                                  Exhibit A-2
                (Face of Regulation S Temporary Global Security)

                      Resettable Rate Debentures, Series A


No. 1                                                    $__________
CUSIP No.

  IMPERIAL CREDIT INDUSTRIES, INC.

  promises to pay to _______________________________________

  or registered assigns, the principal sum of ___________________

  Dollars on June 15, 2032, or earlier in certain circumstances as described on the reverse.

  Interest Payment Dates: June 15 (June 14 in 2001) and December 15, commencing December 15, 1997, and on each Scheduled Remarketing Settlement Date

  Record Dates: June 1 and December 1 (whether or not a Business Day)

                                     A2-1

                              IMPERIAL CREDIT INDUSTRIES, INC.


                              By:
                                 -----------------------------------------------
                                Name:
                                Title:

                              By:
                                 -----------------------------------------------
                                Name:
                                Title:

TRUSTEE CERTIFICATE OF AUTHENTICATION

Dated: _________________

This is one of the Debentures
referred to in the within-mentioned
Indenture

CHASE TRUST COMPANY OF CALIFORNIA,
as Trustee


By:
   ------------------------
   (Authorized Signature)

                                     A2-2

                               (Back of Security)

                      Resettable Rate Debentures, Series A

  Unless and until it is exchanged in whole or in part for Debentures in definitive form, this Debenture may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New
York) ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

  THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

  THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL DEBENTURE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED DEBENTURES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).

                                     A2-3

  NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL DEBENTURE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST THEREON.

  Subject to the provisions hereof, Imperial Credit Industries, Inc., a California corporation (the "Company"), promises to pay to ______ the principal sum of ______________ UNITED STATES DOLLARS (U.S. $_________) on June 15, 2032,
or earlier in certain circumstances as defined in the Indenture, and to pay interest on the principal amount of this Debenture at the Applicable Interest Rate. Interest on the Debentures will be payable semi-annually in arrears on each June 15 (June 14 in 2002) and December 15, commencing on December 15, 1997, and on each Scheduled Remarketing Settlement Date (each an "Interest Payment Date"). If any such Interest Payment Date is not a Business Day, then payment of the interest payable on such date shall be made on the next succeeding Business Day (and without any additional interest or other payment in respect of any such delay), except that, if, such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable.Interest will be computed (i) for any full 180-day semi-annual interest payment period, on the basis of a 360-day year of twelve 30-day months and (ii) for any period shorter than a full 180-day semi-annual interest payment period for which interest payments are computed, on the basis of 30-day months and for periods of less than a month, the actual number of days elapsed per 30-day month. Interest on the Debentures will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from the date of the original issuance of this Debenture.

     This Regulation S Temporary Global Debenture is issued in respect of an issue of Resettable Rate Debentures, Series A (the "Debentures") of the Company, limited to the aggregate principal amount of U.S. $_____________ issued pursuant to an Indenture (the "Indenture") dated as of June 9, 1997, among the Company and Chase Trust Company of California, as trustee (the "Trustee"), and is governed by the terms and conditions of the Indenture, which terms and conditions are incorporated herein by reference and, except as otherwise provided herein, shall be binding on the Company and the Holder hereof as if fully set forth herein. Unless the context otherwise requires, the terms used herein shall have the meanings specified in the Indenture.

     Until this Regulation S Temporary Global Debenture is exchanged for Regulation S Permanent Global Debentures, the Holder hereof shall not be entitled to receive payments of interest hereon; until so exchanged in full, this Regulation S Temporary Global Debenture shall in all other respects be entitled to the same benefits as other Debentures under the Indenture.

     This Regulation S Temporary Global Debenture is exchangeable in whole or in part for one or more Regulation S Permanent Global Debentures or Rule 144A Global Debentures only (i) on or after the termination of the 40-day restricted period (as defined in Regulation S) and (ii) upon presentation of certificates (accompanied by an Opinion of Counsel, if applicable) required by Article 2 of the Indenture. Upon exchange of all interest in this Regulation S Temporary Global Debenture for one or more Regulation S Permanent Global Debentures or Rule 144A Global Debentures, the Trustee shall cancel this Regulation S Temporary Global Debenture.

     This Regulation S Temporary Global Debenture shall not become valid or obligatory until the certificate of authentication hereon shall have been duly manually signed by the Trustee in accordance with the Indenture. This Regulation S Temporary Global Debenture shall be governed by and construed

                                     A2-4
in accordance with the laws of the State of the New York. All references to "$," "Dollars," "dollars" or "U.S. $" are to such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts therein.

                                     A2-5

                  SCHEDULE OF EXCHANGES FOR GLOBAL Debentures

          The following exchanges of a part of this Regulation S Temporary Global Debenture for other Global Debentures have been made:

                       Amount of decrease                             Principal Amount of this        Signature of
                               in             Amount of increase in       Global Debenture        authorized officer of
                      Principal Amount of      Principal Amount of     following such decrease    Trustee or Debenture
Date of Exchange      this Global Debenture   this Global Debenture         (or increase)              Custodian
-----------------------------------------------------------------------------------------------------------------------


                                     A2-6

                                  Exhibit B-1

          FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF TRANSFER
        FROM RULE 144A GLOBAL DEBENTURE TO REGULATION S GLOBAL DEBENTURE
               (Pursuant to Section 2.06(a)(i) of the Indenture)


Chase Trust Company of California
101 California Street
Suite 2725
San Francisco, CA  94111
Attention:  Corporate Trust Department

   Re:  Resettable Rate Debentures, Series A of Imperial Credit Industries, Inc.

   Reference is hereby made to the Indenture, dated as of June 9, 1997 (the "Indenture"), among Imperial Credit Industries, Inc., as issuer (the "Company"), the Subsidiary Guarantors and Chase Trust Company of California, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

   This letter relates to $_______ principal amount of Debentures which are evidenced by one or more Rule 144A Global Debentures (CUSIP No. U45021AB5) and held with the Depositary in the name of ____________________________ (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Debentures to a Person who will take delivery thereof in the form of an equal principal amount of Debentures evidenced by one or more Regulation S Global Debentures (CUSIP No. U452729AE6), which amount, immediately after such transfer, is to be held with the Depositary.

   In connection with such request and in respect of such Debentures, the Transferor hereby certifies that such transfer has been effected in compliance with the transfer restrictions applicable to the Global Debentures and pursuant to and in accordance with Rule 903 or Rule 904 under the United States Securities Act of 1933, as amended (the "Securities Act"), and accordingly the Transferor hereby further certifies that:

(1)  The offer of the Debentures was not made to a person in the United States;

(2)  either:

     (a) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed and believes that the transferee was outside the United States; or

     (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was prearranged with a buyer in the United States;

  (3) no directed selling efforts have been made in contravention of the requirements of Rule 904(b) of Regulation S;

                                     B1-1

 (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

 (5) upon completion of the transaction, the beneficial interest being transferred as described above is to be held with the Depositary.

   Upon giving effect to this request to exchange a beneficial interest in a Rule 144A Global Debenture for a beneficial interest in a Regulation S Global Debenture, the resulting beneficial interest shall be subject to the restrictions on transfer applicable to Regulation S Global Debentures pursuant to the Indenture and the Securities Act and, if such transfer occurs prior to the end of the 40-day restricted period associated with the initial offering of Debentures, the additional restrictions applicable to transfers of interest in the Regulation S Temporary Global Debenture.

   This certificate and the statements contained herein are made for your benefit and the benefit of the Company and Lehman Brothers Inc., Montgomery Securities and Dabney/Resnick/Imperial, LLC, the initial purchasers of such Debentures being transferred. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.

                    __________________________
                    [Insert Name of Transferor]


                    By: ______________________
                    Name:
                    Title:

Dated:  ____________________, ____

cc:  Imperial Credit Industries, Inc.

                                     B1-2

                                  Exhibit B-2

          FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF TRANSFER
        FROM REGULATION S GLOBAL DEBENTURE TO RULE 144A GLOBAL DEBENTURE
               (Pursuant to Section 2.06(a)(ii) of the Indenture)


Chase Trust Company of California
101 California Street
Suite 2725
San Francisco, CA  94111
Attention:  Corporate Trust Department

   Re:  Resettable Rate Debentures, Series A of Imperial Credit Industries, Inc.

   Reference is hereby made to the Indenture, dated as of June 9, 1997 (the "Indenture"), among Imperial Credit Industries, Inc., as issuer (the "Company"), the Subsidiary Guarantors and Chase Trust Company of California, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

   This letter relates to $_______ principal amount of Debentures which are evidenced by one or more Regulation S Global Debentures (CUSIP No. U452729AE6) and held with the Depositary in the name of __________________ (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Debentures to a Person who will take delivery thereof in the form of an equal principal amount of Debentures evidenced by one or more Rule 144A Global Debentures (CUSIP No. 45021AE6), to be held with the Depositary.

       In connection with such request and in respect of such Debentures, the Transferor hereby certifies that:

                                  [CHECK ONE]

[_] such transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the Debentures are being transferred to a Person that the Transferor reasonably believes is purchasing the Debentures for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A;

                                       or

[_] such transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

                                     B2-1

[_] such transfer is being effected pursuant to an effective registration statement under the Securities Act;

                                       or

[_] such transfer is being effected pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A or Rule 144, and the Transferor hereby further certifies that the Debentures are being transferred in compliance with the transfer restrictions applicable to the Global Debentures and in accordance with the requirements of the exemption claimed, which certification is supported by an Opinion of Counsel, provided by the transferor or the transferee (a copy of which the Transferor has attached to this certification) in form reasonably acceptable to the Company and to the Registrar, to the effect that such transfer is in compliance with the Securities Act;

and such Debentures are being transferred in compliance with any applicable blue sky securities laws of any state of the United States.

   Upon giving effect to this request to exchange a beneficial interest in Regulation S Global Debentures for a beneficial interest in Rule 144A Global Debentures, the resulting beneficial interest shall be subject to the restrictions on transfer applicable to Rule 144A Global Debentures pursuant to the Indenture and the Securities Act.

   This certificate and the statements contained herein are made for your benefit and the benefit of the Company and Lehman Brothers Inc., Montgomery Securities and Dabney/Resnick/Imperial, LLC, the initial purchasers of such Debentures being transferred. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.

                    __________________________
                    [Insert Name of Transferor]


                    By:
                       ----------------------------
                    Name:
                    Title:
Dated:  _____________, _____

cc:  Imperial Credit Industries, Inc.

                                     B2-1

                                  Exhibit B-3

          FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF TRANSFER
                           OF CERTIFICATED DEBENTURES
                 (Pursuant to Section 2.06(b) of the Indenture)


Chase Trust Company of California
101 California Street
Suite 2725
San Francisco, CA  94111
Attention:  Corporate Trust Department

       Re: Resettable Rate Debentures, Series A of Imperial Credit Industries, Inc.

   Reference is hereby made to the Indenture, dated as of June 9, 1997 (the "Indenture"), among Imperial Credit Industries, Inc., as issuer (the "Company"), the Subsidiary Guarantors and Chase Trust Company of California, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

   In connection with such request and in respect of the Debentures surrendered to the Trustee herewith for exchange (the "Surrendered Debentures"), the Holder of such Surrendered Debentures hereby certifies that:

                                  [CHECK ONE]

[_] the Surrendered Debentures are being acquired for the Transferor's own account, without transfer;

                                       or

[_]  the Surrendered Debentures are being transferred to the Company;

                                       or

[_] the Surrendered Debentures are being transferred pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the Surrendered Debentures are being transferred to a Person that the Transferor reasonably believes is purchasing the Surrendered Debentures for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A;

                                       or

                                     B3-1

[_] the Surrendered Debentures are being transferred in a transaction permitted by Rule 144 under the Securities Act;

                                       or

[_] the Surrendered Debentures are being transferred pursuant to an effective registration statement under the Securities Act;

                                       or

[_] such transfer is being effected pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A or Rule 144, and the Transferor hereby further certifies that the Debentures are being transferred in compliance with the transfer restrictions applicable to the Global Debentures and in accordance with the requirements of the exemption claimed, which certification is supported by an Opinion of Counsel, provided by the transferor or the transferee (a copy of which the Transferor has attached to this certification) in form reasonably acceptable to the Company and to the Registrar, to the effect that such transfer is in compliance with the Securities Act;

and the Surrendered Debentures are being transferred in compliance with any applicable blue sky securities laws of any state of the United States.

   This certificate and the statements contained herein are made for your benefit and the benefit of the Company and Lehman Brothers Inc., the initial purchaser of such Debentures being transferred. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.

                    __________________________
                    [Insert Name of Transferor]


                    By:
                       ---------------------------------------
                    Name:
                    Title:
Dated:  _____________, _____

cc:  Imperial Credit Industries, Inc.

                                     B3-2

                                  Exhibit B-4

          FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF TRANSFER
   FROM RULE 144A GLOBAL DEBENTURE OR REGULATION S PERMANENT GLOBAL DEBENTURE
                           TO CERTIFICATED DEBENTURE
                 (Pursuant to Section 2.06(c) of the Indenture)


Chase Trust Company of California
101 California Street
Suite 2725
San Francisco, CA  94111
Attention:  Corporate Trust Department

       Re: Resettable Rate Debentures, Series A of Imperial Credit Industries, Inc.

   Reference is hereby made to the Indenture, dated as of June 9, 1997 (the "Indenture"), among Imperial Credit Industries, Inc., as issuer (the "Company"), the Subsidiary Guarantors and Chase Trust Company of California, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

   This letter relates to $_______ principal amount of Debentures which are evidenced by one or more [Rule 144A Global Debentures (CUSIP No. 452729AE6)] [Regulation S Permanent Global Debenture (CUSIP No. U45021AB5)] and held with the Depositary in the name of ____________________________ (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Debentures to a Person who will take delivery thereof in the form of an equal principal amount of Debentures evidenced by one or more Certificated Debentures (CUSIP No. 452729AC0), which Debentures, immediately after such transfer, are to be delivered to the transferor at the address set forth below.

   In connection with such request and in respect of the Debentures surrendered to the Trustee herewith for exchange (the "Surrendered Debentures"), the Holder of such Surrendered Debentures hereby certifies that:

                                  [CHECK ONE]


[_] the Surrendered Debentures are being transferred to the beneficial owner of such Debentures;

                                       or

[_] the Surrendered Debentures are being transferred pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the Surrendered Debentures are being transferred to a Person that the Transferor reasonably believes is purchasing the Surrendered Debentures for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified

                                     B4-1
     institutional buyer" within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A;

                                       or

[_] the Surrendered Debentures are being transferred in a transaction permitted by Rule 144 under the Securities Act;

                                       or

[_] the Surrendered Debentures are being transferred pursuant to an effective registration statement under the Securities Act;

                                       or

[_] such transfer is being effected pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A or Rule 144, and the Transferor hereby further certifies that the Debentures are being transferred in compliance with the transfer restrictions applicable to the Global Debentures and in accordance with the requirements of the exemption claimed, which certification is supported by an Opinion of Counsel, provided by the transferor or the transferee (a copy of which the Transferor has attached to this certification) in form reasonably acceptable to the Company and to the Registrar, to the effect that such transfer is in compliance with the Securities Act;

and the Surrendered Debentures are being transferred in compliance with any applicable blue sky securities laws of any state of the United States.

   This certificate and the statements contained herein are made for your benefit and the benefit of the Company and Lehman Brothers Inc., the initial purchasers of such Debentures being transferred. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.

                    __________________________
                    [Insert Name of Transferor]

                    By:
                        -------------------------------------
                    Name:
                    Title:
Dated:  _____________, _____

                    __________________________
                    [Address of Transferor]

                    __________________________

cc:  Imperial Credit Industries, Inc.

                                     B4-2

                                  Exhibit B-5

          FORM OF CERTIFICATE FOR EXCHANGE OR REGISTRATION OF TRANSFER
          FROM CERTIFICATED DEBENTURE TO RULE 144A GLOBAL DEBENTURE OR
                    REGULATION S PERMANENT GLOBAL DEBENTURE
                 (Pursuant to Section 2.06(e) of the Indenture)


Chase Trust Company of California
101 California Street
Suite 2725
San Francisco, CA  94111
Attention:  Corporate Trust Department

       Re: Resettable Rate Debentures, Series A of Imperial Credit Industries, Inc.

   Reference is hereby made to the Indenture, dated as of June 9, 1997 (the "Indenture"), among Imperial Credit Industries, Inc., as issuer (the "Company"), the Subsidiary Guarantors and Chase Trust Company of California, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

   In connection with such request and in respect of the Debentures surrendered to the Trustee herewith for exchange (the "Surrendered Debentures"), the Holder of such Surrendered Debentures hereby certifies that:

                                  [CHECK ONE]


[_] the Surrendered Debentures are being transferred to the beneficial owner of such Debentures;

                                       or

[_] the Surrendered Debentures are being transferred pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the Surrendered Debentures are being transferred to a Person that the Transferor reasonably believes is purchasing the Surrendered Debentures for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A;

                                       or

[_] the Surrendered Debentures are being transferred in a transaction permitted by Rule 144 under the Securities Act;

                                     B5-1
                                       or

[_] the Surrendered Debentures are being transferred in a transaction permitted by Rule 904 under the Securities Act;

                                       or

[_] the Surrendered Debentures are being transferred pursuant to an effective registration statement under the Securities Act;

                                       or

[_] such transfer is being effected pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A or Rule 144, and the Transferor hereby further certifies that the Debentures are being transferred in compliance with the transfer restrictions applicable to the Global Debentures and in accordance with the requirements of the exemption claimed, which certification is supported by an Opinion of Counsel, provided by the transferor or the transferee (a copy of which the Transferor has attached to this certification) in form reasonably acceptable to the Company and to the Registrar, to the effect that such transfer is in compliance with the Securities Act;

and the Surrendered Debentures are being transferred in compliance with any applicable blue sky securities laws of any state of the United States.

   This certificate and the statements contained herein are made for your benefit and the benefit of the Company and Lehman Brothers Inc., the initial purchasers of such Debentures being transferred. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Rule 144 or Regulation S under the Securities Act.

                    __________________________
                    [Insert Name of Transferor]


                    By:
                       ------------------------------------
                    Name:
                    Title:
Dated:  _____________, _____

cc:  Imperial Credit Industries, Inc.

                                     B5-2